UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KOHL’S CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2017

To Our Shareholders:

The Annual Meeting of Shareholders of Kohl’s Corporation will be held at the auditorium at Kohl’s Innovation Center, W165 N5830 Ridgewood Drive, Menomonee Falls, Wisconsin, 53051 on May 10, 2017, at 8:00 a.m. local time, for the following purposes:

1.	To elect the ten individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018;

3.	To hold an advisory vote to approve the compensation of our named executive officers;

4.	To hold an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

5.	To vote on a proposal to approve our 2017 Long Term Compensation Plan;

6.	To consider and vote upon the shareholder proposal described below, if properly presented at the meeting; and

7.	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof.

PLEASE NOTE: The meeting is expected to last less than 30 minutes.

Only shareholders of record at the close of business on March 8, 2017 are entitled to notice of and to vote at the meeting.

We are pleased to once again take advantage of the Securities and Exchange Commission’s rules that allow companies to furnish their proxy materials over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials and has lowered the costs and reduced the environmental impact of our Annual Meeting of Shareholders. Accordingly, we will mail to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the attached proxy statement also contain instructions on how you can receive a paper copy of the proxy materials.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders beginning on or about March 31, 2017.

You are cordially invited to attend the Annual Meeting of Shareholders in person. Your vote is important no matter how large or small your holdings may be. Please vote as soon as possible in one of these three ways, whether or not you plan to attend the meeting:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting of Shareholders and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 10, 2017: The 2016 Annual Report on Form 10-K and proxy statement of Kohl’s Corporation are available at www.proxyvote.com.

By Order of the Board of Directors

Jason J. Kelroy
Secretary

Menomonee Falls, Wisconsin

March 31, 2017

KOHL’S CORPORATION

N56 W17000 Ridgewood Drive

Menomonee Falls, Wisconsin 53051

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 10, 2017

GENERAL INFORMATION ABOUT THESE MATERIALS

This proxy statement describes matters on which we would like you, as a shareholder, to vote at our 2017 Annual Meeting of Shareholders. It also gives you information on these matters so that you can make informed decisions. You are receiving notice because our records indicate that you owned shares of our common stock at the close of business on March 8, 2017. Our Board of Directors has chosen March 8, 2017 as the “record date” for the meeting, which is the date used to determine which shareholders will be able to attend and vote at the meeting.

Our Board of Directors is soliciting your proxy to be used at the meeting. When you complete the proxy, you appoint two of our executives, Jason J. Kelroy and Kevin Mansell, as your representatives at the meeting. These individuals will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance of the meeting just in case your plans change. The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders beginning on or about March 31, 2017.

QUESTIONS AND ANSWERS

ABOUT OUR 2017 ANNUAL MEETING OF SHAREHOLDERS

When and where will the meeting take place?

The Annual Meeting of Shareholders will be held on Wednesday, May 10, 2017, at 8:00 a.m., local time, at the auditorium at Kohl’s Innovation Center, W165 N5830 Ridgewood Drive, Menomonee Falls, Wisconsin, 53051. Registration begins at 7:30 a.m.

How long is the meeting expected to last?

The meeting is expected to last less than 30 minutes.

What is the purpose of the meeting?

At the Annual Meeting of Shareholders, you will be asked to vote on the following matters:

•	the election of the ten individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified;

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018;

•	an advisory vote on the approval of the compensation of our named executive officers;

•	an advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers;

•	our proposal to approve our 2017 Long Term Compensation Plan;

•	the shareholder proposal described below, if properly presented at the meeting; and

•	any other business that may properly come before the meeting or any adjournment of the meeting.

Could other matters be decided at the meeting?

Our Bylaws require prior notification of a shareholder’s intent to request a vote on other matters at the meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Jason J. Kelroy and Kevin Mansell to vote your shares on such matters at their discretion.

Who is entitled to attend the meeting?

All shareholders who owned our common stock at the close of business on March 8, 2017 (which is called the record date for the meeting) or their duly appointed proxies, may attend the meeting.

Who is entitled to vote at the meeting?

All shareholders who owned our common stock at the close of business on the record date are entitled to attend and vote at the meeting and at any adjournment of the meeting.

How many votes do I have?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten Director nominees and one vote on each other matter.

How many votes must be present to hold the Annual Meeting of Shareholders?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining whether there is a quorum. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have the necessary voting power for that particular item and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the meeting, we urge you to vote in advance by proxy even if you plan to attend the meeting.

How many votes may be cast by all shareholders?

A total of 172,356,294 votes may be cast at the meeting, consisting of one vote for each share of our common stock outstanding on the record date.

How do I vote?

You may vote in person at the meeting or vote by proxy as described below.

Whether or not you intend to attend the meeting, you can vote by proxy in three ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials (www.proxyvote.com) to vote over the Internet;

•	Use the toll-free telephone number provided on the voting website (www.proxyvote.com) to vote over the telephone; or

•	If you have received a printed proxy card, you may complete, sign, date and return your proxy card by mail.

If you vote by proxy, your shares will be voted at the meeting in the manner you indicate. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	cast a new vote by mailing a new proxy card with a later date;

•	cast a new vote by calling the toll-free telephone number provided on the voting website (www.proxyvote.com);

•	cast a new vote over the Internet by visiting the voting website (www.proxyvote.com); or

•	if you hold shares in your name, attend the Annual Meeting of Shareholders and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our corporate Secretary prior to the meeting.

What are the Board’s voting recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	FOR the election of the ten nominees named under the caption “ITEM ONE — ELECTION OF DIRECTORS” to serve as Directors (see page 18);

•

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2018 (see “ITEM TWO — RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” on page 63);

•	FOR the approval of the compensation of our named executive officers (see “ITEM THREE — ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS” on page 64);

•

For a frequency of ONE YEAR for future non-binding advisory votes on the compensation of our named executive officers (see “ITEM FOUR — ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS” on page 65);

•	FOR the approval of our 2017 Long-Term Compensation Plan (see “ITEM FIVE — APPROVAL OF THE KOHL’S CORPORATION 2017 LONG-TERM COMPENSATION PLAN” on page 66); and

•	AGAINST the shareholder proposal on Independent Chair (see “ITEM SIX — SHAREHOLDER PROPOSAL: INDEPENDENT CHAIR” on page 76).

How many votes will be required to approve each of the proposals?

•

ITEM ONE: Our Board of Directors has instituted a majority vote requirement for the election of Directors in uncontested elections. This means that a Director nominee will be elected if the number of votes cast “for” that nominee exceeds the number of votes cast “against” that nominee. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on any of the nominees, your shares will be counted as present for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

•

ITEMS TWO, FIVE AND SIX: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, the approval of our 2017 Long-Term Compensation Plan and the shareholder proposal will be approved if the number of votes cast “for” that proposal exceeds the number of votes cast “against” it. If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone but abstain from voting on either proposals two or six, your shares will be counted as present for purposes of determining whether there is a quorum, but will have no effect on the outcome of such proposal or proposals. In accordance with the rules of the New York Stock Exchange, if you abstain from voting on proposal five, your shares will be counted as present for purposes of determining whether there is a quorum and will be counted as “votes cast” giving them the effect of votes cast “against” the proposal.

•

ITEMS THREE AND FOUR: Because the vote on approval of the compensation of our named executive officers is an advisory vote, there is no minimum vote requirement that constitutes approval of this proposal. Likewise, because the vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers is also an advisory vote and provides shareholders with multiple voting options, there is no minimum vote requirement that constitutes approval of this proposal.

What if I do not indicate my vote for one or more of the matters on my proxy?

If you return a signed proxy card or otherwise complete your voting by proxy over the Internet or over the telephone without indicating your vote on a matter to be considered at the Annual Meeting of Shareholders, your shares will be voted in accordance with the Board of Directors’ recommendations described above. In the event any other matters are brought before the meeting, Jason J. Kelroy and Kevin Mansell will vote your shares on such matters at their discretion.

What happens if I do not vote by proxy?

If you do not vote by proxy, the shares held in your name will not be voted unless you vote in person at the meeting. If you hold your shares through a broker and you do not provide your broker with specific instructions, your shares may be voted with respect to certain proposals at your broker’s discretion. If the broker does not vote those shares, those broker non-votes will have no effect on the outcome of any of the proposals.

How can I attend the Annual Meeting of Shareholders?

Only shareholders as of the close of business on the record date, March 8, 2017, may attend the Annual Meeting of Shareholders. To be admitted to the meeting, you will be required to present photo identification and an admission ticket or proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

IF YOU DO NOT HAVE AN ADMISSION TICKET (OR PROOF OF OWNERSHIP) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

The use of cameras, recording devices and other electronic devices at the meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the Annual Meeting of Shareholders is postponed or adjourned?

If the meeting is postponed or adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”

Will our independent registered public accounting firm participate in the meeting?

Yes. Our independent registered public accounting firm is Ernst & Young LLP. A representative of Ernst & Young LLP will be present at the meeting, and will be available to make a statement or answer any appropriate questions you may have.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy regarding Director attendance at annual shareholder meetings, Directors are encouraged to attend. Nine Directors attended the 2016 Annual Meeting of Shareholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote. We also pay all Annual Meeting of Shareholder expenses. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our Directors, officers, or employees will be specially compensated for these activities. We have hired Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902 to assist with the solicitation of proxies for a fee of $8,500 plus reimbursement for out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Can I view these proxy materials electronically?

Yes. You may view our 2017 proxy materials at www.proxyvote.com. You may also use our corporate website at https://corporate.kohls.com to view all of our filings with the Securities and Exchange Commission (the “Commission”), including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 28, 2017.

How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?

We will furnish without charge to any shareholder who requests in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements, for the fiscal year ended January 28, 2017, as filed with the Commission. Any such request should be directed to Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051, Attention: Investor Relations.

How do shareholders submit proposals for Kohl’s 2018 Annual Meeting of Shareholders?

You may present matters for consideration at our next Annual Meeting of Shareholders either by having the matter included in our proxy statement and listed on our proxy or by conducting your own proxy solicitation.

To have your proposal included in our proxy statement and listed on our proxy for the 2018 Annual Meeting of Shareholders, we must receive your proposal by December 1, 2017. You may submit your proposal in writing to: Corporate Secretary, Kohl’s Corporation, N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051. You may submit a proposal only if you have continuously owned at least $2,000 worth of our common stock for at least one year before you submit your proposal, and you must continue to hold this level of stock through the date of the 2018 Annual Meeting of Shareholders.

If you decide to conduct your own proxy solicitation, you must provide us with written notice of your intent to present your proposal at the 2018 Annual Meeting of Shareholders in accordance with our Bylaws, and the written notice must be received by us by January 10, 2018. If you submit a proposal for the 2018 Annual Meeting of Shareholders after that date, your proposal cannot be considered at the meeting.

QUESTIONS AND ANSWERS

ABOUT OUR BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has ten members. Each Director stands for election every year.

How often did the Board of Directors meet in fiscal 2016?

The full Board of Directors formally met six times during fiscal 2016 and otherwise accomplished its business through the work of the committees described below or otherwise without formal meetings. Each incumbent Director attended at least 75% of the meetings of the Board and of the standing committees for which he or she was a member during fiscal 2016.

Do the non-management Directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board of Directors meet in regularly scheduled executive sessions without any members of management present. Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, appointed Mr. Watson as the independent “Lead Director” for fiscal 2016. In this capacity, Mr. Watson presided over the meetings of non-management Directors.

Has the Board of Directors adopted written Corporate Governance Guidelines?

Yes. Our Board has adopted written Corporate Governance Guidelines. To view these guidelines, access our website at https://corporate.kohls.com/investors/corporate-governance. The Corporate Governance Guidelines can be found under the heading “Governance Documents.” Paper copies will be provided to any shareholder upon written request.

How does the Board determine which Directors are independent?

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual Director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the Director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence.

Which Directors have been designated as independent?

Based on the analysis described below on page 22 under the caption “Independence Determinations & Related Person Transactions,” the Board affirmatively determined that nine of the ten Directors who will continue to serve on the Board if elected at the Annual Meeting of Shareholders are independent: Peter Boneparth, Steven A. Burd, Jonas Prising, John E. Schlifske, Adrianne Shapira, Frank V. Sica, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. In addition, Dale Jones, who served as a Director for a portion of fiscal 2016, was independent. Kevin Mansell is not an independent Director because of his employment as our Chairman, Chief Executive Officer and President.

Does the Board of Directors Have a Process for Reviewing and Approving Related Party Transactions?

Yes. The Board of Directors recognizes that related party transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, and consistent with our written code of ethics, our Directors, senior officers and their respective immediate family members are to avoid any activity, interest, or relationship that would create, or might appear to others to create, a conflict with the interests of Kohl’s. The Governance & Nominating Committee, which is comprised solely of independent Directors, reviews all related-

party transactions and relationships involving a Director or any senior officer. To help identify related-party transactions and relationships, each Director and senior officer completes an annual questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with Kohl’s. Kohl’s Legal Department conducts a review of our financial records to determine if a Director or executive officer, or a company with which a Director or executive officer is affiliated, received any payments from Kohl’s or made any payments to Kohl’s that could have arisen as a result of a related party transaction during the fiscal year. On an annual basis, or as circumstances may otherwise warrant, the Governance & Nominating Committee reviews and approves, ratifies or rejects any transaction or relationship with a related party that is identified. In approving, ratifying or rejecting a related-party transaction or relationship, the Governance & Nominating Committee considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to Kohl’s. Transactions and relationships that are determined to be directly or indirectly material to Kohl’s or a related person are disclosed in Kohl’s proxy statement.

The Board of Directors’ processes with respect to review and approval or ratification of related-party transactions are in writing and have been incorporated into the Charter of the Governance & Nominating Committee of the Board of Directors.

What are the standing committees of the Board?

Our Board of Directors has three standing committees: the Audit Committee, the Governance & Nominating Committee and the Compensation Committee.

Who are the members of the standing committees?

As of January 28, 2017, the members of our Board of Directors’ standing committees were:

Committee	Members	Chairperson

Audit Committee	John Schlifske Adrianne Shapira Stephanie A. Streeter Nina G. Vaca Stephen E. Watson	Stephanie A. Streeter

Governance & Nominating Committee	Peter Boneparth Steven A. Burd Jonas Prising John E. Schlifske Adrianne Shapira Frank V. Sica Stephanie A. Streeter Nina G. Vaca Stephen E. Watson	Peter Boneparth

Compensation Committee	Peter Boneparth Steven A. Burd Jonas Prising Frank V. Sica	Frank V. Sica

Are all of the members of the standing committees independent?

Yes. All members of each of the standing committees have been deemed independent by the Board of Directors.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are available for viewing by accessing our website at https://corporate.kohls.com/investors/corporate-governance. The charters can be found under the heading “Committee Charters.” Paper copies will be provided to any shareholder upon written request.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include:

•	monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance;

•	selecting our independent registered public accounting firm;

•	monitoring the independence and performance of our independent registered public accounting firm and internal auditing functions;

•	providing oversight and guidance to management with respect to management’s enterprise risk assessment and risk mitigation processes; and

•	providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as any of our employees. The Audit Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules, and qualified to review and assess financial statements. The Board has also determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the Commission, and, as of January 28, 2017, had specifically designated Stephanie Streeter, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under the rules of both the Commission and the New York Stock Exchange.

Governance & Nominating Committee

The duties of the Governance & Nominating Committee are to provide assistance to the Board of Directors in the selection of candidates for election and re-election to the Board and its committees; advise the Board on corporate governance matters and practices, including developing, recommending, and thereafter periodically reviewing the Corporate Governance Guidelines and principles applicable to us; and coordinate an annual evaluation of the performance of the Board and each of its standing committees.

Compensation Committee

The duties of the Compensation Committee are to discharge the Board’s responsibilities related to compensation of our Directors and officers, as well as those with respect to our general employee compensation and benefit policies and practices to ensure that they meet corporate objectives. The Compensation Committee has overall responsibility for evaluating and approving our executive officer benefits, incentive compensation, equity based or other compensation plans, policies and programs. The Compensation Committee also approves goals for incentive plans and evaluates performance against these goals. Furthermore, the Compensation Committee regularly and actively reviews and evaluates our executive management succession plans and makes recommendations to the Board with respect to succession planning issues. The Compensation Committee has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. Further information regarding the Compensation Committee’s processes and procedures for the consideration of executive and Director compensation is included in the Compensation Discussion & Analysis section of this proxy statement.

How many times did each standing committee meet in fiscal 2016?

During fiscal 2016, the Audit Committee formally met eight times. The Compensation Committee formally met four times. The Governance & Nominating Committee formally met three times. Each of the committees otherwise accomplished their business without formal meetings.

Are there currently any other committees of the Board of Directors?

The Board of Directors has also established an Executive Committee, the primary function of which is to act on behalf of the Board of Directors in the intervals between the Board’s meetings. The Executive Committee may not, however, take any actions that: (a) are prohibited by applicable law or our Articles of Incorporation or Bylaws, or (b) are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent Directors, unless the composition of the Executive Committee complies with such law or rule. As of January 28, 2017, the members of the Executive Committee were:

•	Steven A. Burd

•	Kevin Mansell

•	Frank V. Sica

•	Stephen E. Watson

What is the leadership structure of Kohl’s Board of Directors and why has this structure been chosen?

Recognizing shareholder sentiment as expressed in a vote on a shareholder proposal brought before our 2013 Annual Meeting of Shareholders, the Board will appoint an independent Chairman whenever possible. Based on the recommendations within the previous shareholder proposal and many subsequent discussions with our largest shareholders representing a significant percentage of outstanding shares, the foregoing shall apply with respect to the appointment of any new Chairman, but shall not apply: (i) until such time as Mr. Mansell retires or otherwise ceases to serve as Chairman of the Board; (ii) if no independent director is available and willing to serve as Chairman; (iii) if such an appointment would violate any pre-existing contractual obligation of Kohl’s; or (iv) to the extent the then-current members of the Board determine that such an appointment would not be consistent with the Board’s fiduciary obligations to our shareholders. If any future independent Chairman ceases to be independent, the Governance and Nominating Committee will convene to review and make a recommendation in accordance with these guidelines for the full Board’s consideration. In accordance with its fiduciary duties, the Board will periodically make a determination as to the appropriateness of its policies in connection with the recruitment and succession of the Chairman and Chief Executive Officer.

To further strengthen the Board’s governance structure, our Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent Directors. The role of our Lead Director closely parallels the role of an independent chairman. Specifically, our independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management Directors;

•	serves as liaison between the Chairman and the independent Directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent Directors; and

•	is available for consultation and direct communication with major shareholders upon request.

We believe that the existence of an independent Lead Director with this scope of responsibilities supports strong corporate governance principles and allows the Board to effectively fulfill its fiduciary responsibilities to our shareholders.

Moreover, we have adopted strong and effective corporate governance policies and procedures to promote effective and independent corporate governance. Among these policies and procedures are the following:

•	The Board is composed of a majority of independent Directors, as determined under the standards of the New York Stock Exchange;

•	The Board’s Audit Committee, Compensation Committee and Governance & Nominating Committee are composed solely of independent Directors;

•

Non-management Directors meet privately in executive sessions presided over by the Lead Director in conjunction with each regular Board meeting — following these executive sessions, the Lead Director provides the Board’s guidance and feedback to the Chairman;

•	Independent Directors communicate regularly with the Lead Director and the Chairman regarding appropriate Board agenda topics and other Board-related matters; and

•	All Board members have complete access to management and outside advisors, so the Chairman is not the sole source of information for the Board.

How Does Kohl’s Manage Risk and What is the Board’s Role in the Risk Management Processes?

We have developed a robust enterprise risk management program that is driven by management and overseen by the Board’s Audit Committee, with progress reports given periodically to the full Board. Our enterprise risk management program was designed to monitor Kohl’s ongoing progress in managing the potential impact of key regulatory, operational, financial and reputational risks across the organization. Management has compiled a comprehensive list of enterprise risks. These risks have been prioritized based upon the potential financial and reputational damage posed by each risk. A member of senior management has been assigned as the “owner” of each risk based upon who is most likely to be able to impact the effects of that particular risk. Each risk owner has been required to develop action plans to reduce, mitigate or eliminate the risk, identify barriers to risk reduction efforts, and establish key metrics to objectively measure the impacts of risk management efforts. A risk management committee has been formed among key senior managers from across our company to actively review each risk owner’s progress toward reduction, mitigation or elimination of each particular risk. The risk management committee meets regularly to review the status of risk management efforts directed toward each identified risk element. Our principal officers are periodically updated on the status of all risk management efforts, and are regularly consulted for additional direction.

Pursuant to its charter, the Board’s Audit Committee actively oversees and monitors our enterprise risk management program. The Board receives a full annual status report on all of our risk management activities. Between these annual reports, the Audit Committee receives regular updates from members of senior management on various elements of material risk. Some of these reports are scheduled because of their particular significance, and others may be scheduled at the request of any Audit Committee member for any reason. These reports are given by the appropriate risk owner within the organization to enable the Audit Committee members to understand our risk identification, risk management and risk mitigation strategies, and to provide regular feedback and general direction to management. Following each of these updates, the Audit Committee Chairman reports on the discussion to the full Board during the committee reports portion of the next full Board meeting. On an annual basis, the full Board also receives a comprehensive update on our current risk profile and our activities related to the enterprise risk management program. This enables all members of the Board to understand our overall risk profile and efforts being made to reduce, mitigate or eliminate each element of risk.

How does the Board identify and evaluate nominees for Director?

The Governance & Nominating Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected due to retirement or otherwise, and whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board periodically performs a comprehensive skills assessment to determine which particular skills or areas of expertise would most help the Board of Directors carry out its significant responsibilities. In the event that vacancies are anticipated or otherwise arise, the Governance & Nominating Committee utilizes a variety of methods for identifying and evaluating Director candidates that would best satisfy areas of opportunity identified during the course of the skills assessment. Candidates may come to the attention of the Committee through current Directors, members of management, eligible shareholders or other persons. From time to time, the Governance & Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although such a firm was not engaged to identify any of the nominees for Director proposed for election at the 2017 Annual Meeting of Shareholders. Once the Committee has identified a prospective nominee, the Committee carefully evaluates the nominee’s potential contributions in providing advice and guidance to the Board and management.

What are the minimum required qualifications for Directors?

Members of the Board of Directors and Director nominees must share with the other Directors the following attributes:

•	Unquestionable ethics and integrity;

•	A demonstrated record of success, leadership and solid business judgment;

•	Intellectual curiosity;

•	Strong reasoning skills;

•	Strong strategic aptitude;

•	Independence and objectivity — willingness to challenge the status quo;

•	A demonstrated record of social responsibility;

•	A commitment to enhancing long-term shareholder value;

•	A willingness to represent the interests of all of our shareholders;

•	A willingness and ability to spend sufficient time to carry out their duties; and

•	A good cultural fit with Kohl’s and the Board.

Does Kohl’s have a mandatory retirement age for Directors?

As disclosed in our Corporate Governance Guidelines, it is the general policy of the Board of Directors that no individual who would be age 72 or older at the time of his or her election will be eligible to stand for election to the Board. The Board may, at its discretion, waive this age limitation. As previously disclosed, while Mr. Watson will be 72 at the time of Kohl’s 2017 Annual Meeting of Shareholders, in February 2016, the Board determined that, subject to the normal nomination processes, Mr. Watson would be eligible to stand for election notwithstanding this age limitation.

Does Kohl’s have a formal diversity policy for Directors?

The Board is committed to an inclusive membership, embracing diversity with respect to background, experience, skills, education, race, age, gender, national origin and viewpoints.

How does the Board evaluate Director candidates recommended by shareholders?

The Governance & Nominating Committee evaluates shareholder nominees in the same manner as any other nominee. Pursuant to procedures set forth in our Bylaws, our Governance & Nominating Committee will consider shareholder nominations for Directors if we receive timely written notice, in proper form, of the intent to make a nomination at an Annual Meeting of Shareholders. If you decide to conduct your own proxy solicitation, to be timely for the 2018 Annual Meeting of Shareholders, the notice must be received by us by January 10, 2018. To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a Director if elected, a description of all arrangements or understandings between the nominating shareholder and each nominee and information about the nominating shareholder and each nominee. Among other things, a shareholder proposing a Director nomination must disclose any hedging, derivative or other complex transactions involving our common stock to which the shareholder is a party. These requirements are detailed in our Bylaws, a copy of which was filed with the Securities and Exchange Commission and will be provided to you upon written request.

In addition, Kohl’s Bylaws were amended in November 2015 to generally permit an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least three percent of Kohl’s outstanding shares of common stock for three years to include in Kohl’s proxy materials Director nominations of up to the greater of two Directors and 20% of the number of Directors currently serving on the Kohl’s Board, subject to the terms and conditions specified in the Bylaws. Pursuant to our Bylaws, to be timely for inclusion in the proxy materials for our 2018 Annual Meeting of Shareholders, notice must be received by our corporate Secretary between November 1, 2017 and December 1, 2017. The requirements for such proxy access are detailed in our Bylaws, a copy of which was filed with the Securities and Exchange Commission and will be provided to you upon written request.

How are Directors compensated?

Pursuant to our Non-Employee Director Compensation Program, Directors who are not our employees or employees of our subsidiaries receive an annual retainer fee of $100,000. The independent Lead Director receives an additional retainer fee of $40,000. Chairpersons of the Compensation Committee and the Audit Committee receive an additional $20,000 retainer fee, and the Chairperson of the Governance & Nominating Committee receives an additional $15,000 retainer fee. Non-employee Directors also receive retainer fees for membership on the Compensation, Audit, Governance & Nominating and Executive Committees. Committee member retainers are $5,000 for Governance & Nominating Committee members, $10,000 for Compensation Committee members and $15,000 for Audit Committee and Executive Committee members. Directors receive no additional compensation for participation in Board of Directors’ or committee meetings. Directors are, however, reimbursed for travel and other expenses related to attendance at these meetings as well as travel and other expenses related to attendance at educational seminars approved in advance by the Governance & Nominating Committee.

Equity awards are granted to non-employee Directors from time to time pursuant to our 2010 Long Term Compensation Plan. These grants are typically made following a Director’s initial election to the Board and each time the Director is re-elected by the shareholders to serve a new term. The annual awards, which are comprised of restricted shares, typically have a “grant date fair value” of approximately $110,000, calculated in accordance with FASB ASC Topic 718. Accordingly, each of the non-employee Directors that were re-elected to the Board at the 2016 Annual Meeting of Shareholders received a grant of 2,842 restricted shares. The restricted shares vest on the first anniversary of the date of grant. Prior to the vesting of the restricted shares, the recipients have the right to vote the shares, to receive and retain all regular dividends paid or distributed in respect of the shares (paid in “dividend units” that vest with the underlying shares), assuming full reinvestment of all such dividends, and have all other rights as a holder of outstanding shares of our stock.

Director Compensation Table

The following table provides each element of compensation paid or granted to each non-employee Director for services rendered during fiscal 2016. Retainer fees are paid on a quarterly basis in arrears, so some of the retainer fees in this table may have been paid in the first quarter of fiscal 2017 for services rendered in fiscal 2016.

	Fees Earned or Paid in Cash $	Stock Awards $(1)	Total $
Peter Boneparth	$126,250	$109,985	$236,235
Steven A. Burd	$130,000	$109,985	$239,985
Dale E. Jones(2)	$57,500	$109,985	$167,485
Jonas Prising	$115,000	$109,985	$224,985
John E. Schlifske	$120,000	$109,985	$229,985
Adrianne Shapira(3)	$56,250	$110,021	$166,271
Frank V. Sica	$150,000	$109,985	$259,985
Stephanie A. Streeter	$143,750	$109,985	$253,735
Nina G. Vaca	$120,000	$109,985	$229,985
Stephen E. Watson	$180,000	$109,985	$289,985
(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2016, computed in accordance with FASB ASC Topic 718. Each Director who was re-elected to the Board of Directors at the 2016 Annual Meeting of Shareholders was awarded 2,842 restricted shares. For a discussion of the valuation assumptions used for all stock-based awards, see Note 7 to our fiscal 2016 audited financial statements included in our Annual Report on Form 10-K.

(2)	Mr. Jones retired from the Board of Directors in August 2016.
(3)	Ms. Shapira was first appointed to the Board of Directors in August 2016. She was awarded 2,576 restricted shares upon her election.

As of January 28, 2017, the aggregate number of vested and unvested stock options and unvested shares of restricted stock held by each incumbent non-employee Director were as follows:

	Number of Securities Underlying Unexercised Options		Number of Unvested Shares of Restricted Stock(1)
	Vested	Unvested
Mr. Boneparth	—	—	2,941
Mr. Burd	8,708	—	2,941
Mr. Prising	—	—	2,941
Mr. Schlifske	7,784	—	2,941
Ms. Shapira	—	—	2,601
Mr. Sica	3,700	—	2,941
Ms. Streeter	21,626	—	2,941
Ms. Vaca	13,753	—	2,941
Mr. Watson	21,626	—	2,941
(1)	Includes accrued but unvested dividend equivalent shares.

Are Directors required to own Kohl’s stock?

We believe that Director stock ownership is important to align the interests of our Directors with those of our shareholders. Each non-management member of the Board of Directors is expected to own Kohl’s stock, including shares of unvested time-based restricted stock, but not including any vested or unvested stock options, with a value of approximately three times the amount of the Directors’ average annual cash retainer. This ownership level is to be achieved by the fifth anniversary of the Director’s initial election to the Board. All Directors on the Board of Directors for more than five years were in compliance with this requirement as of the end of fiscal 2016. A Director is not permitted to sell any stock, either through the exercise of stock options or otherwise, until he or she attains the above-referenced ownership level.

Do you have a written code of ethics?

Yes. Our Board of Directors, through its Governance & Nominating Committee, has adopted a code of ethical standards that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board of Directors. This code includes (but is not limited to) the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. We provide training with respect to the code for all of our employees, and all employees agree in writing to comply with the code at the time they are hired and periodically thereafter. Our employees are encouraged to report suspected violations of the code through various means, including through the use of an anonymous toll-free hotline. This code, known as “Kohl’s Ethical Standards and Responsibilities,” can be viewed on our website by accessing https://corporate.kohls.com/investors/corporate-governance. The “Code of Ethics” can be found under the heading “Governance Documents.” We intend to satisfy our disclosure requirements under Item 5.05 of Form 8-K, regarding any amendments to, or waiver of, a provision of our code of ethics that applies to our principal executive officer, principal financial officer or our Directors by posting such information at this location on our website. Paper copies of the code of ethics will be provided to any shareholder upon written request.

How can I obtain copies of your corporate governance documents?

You may obtain a copy of our Corporate Governance Guidelines, our code of ethics and the charters for each of the committees of our Board of Directors on our website at https://corporate.kohls.com/investors/corporate-governance, or by contacting our Investor Relations staff by e-mail at investor.relations@kohls.com or by mail at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051.

How can I communicate with members of the Board of Directors?

You may contact any member of the Board of Directors, including the independent Lead Director, as follows (these instructions are also available on our website):

Write to our Board of Directors or Lead Director Stephen E. Watson:

Kohl’s Board of Directors

N56 W17000 Ridgewood Drive

Menomonee Falls, WI 53051

Or

E-mail our Board of Directors or Lead Director Stephen E. Watson:

directors@kohls.com

Questions or concerns related to financial reporting, internal accounting or auditing matters may be sent to governance@kohls.com.

All questions or concerns will be forwarded to the appropriate members of management or the Board of Directors. Correspondence related to accounting, internal controls or auditing matters is immediately brought to the attention of our Internal Audit Department and, if appropriate, to the Audit Committee of the Board of Directors. The Audit Committee receives a quarterly summary of all communications received through any of the above-referenced channels.

All such communications are treated confidentially. You can remain anonymous when communicating your concerns.

When do your fiscal years end?

Consistent with many other retail companies, our fiscal year ends on the Saturday closest to January 31. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year begins. For example, the fiscal year ended January 28, 2017 is referred to as “fiscal 2016.”

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of January 28, 2017 (unless otherwise noted) by:

•	each of our Directors and nominees;

•	each of our named executive officers;

•	all of our executive officers, Directors and nominees as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Indicated options are all exercisable within sixty days of January 28, 2017.

Name of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Peter Boneparth	17,396	(1)	*
Steven A. Burd	25,049	(2)	*
Jonas Prising	5,013	(3)	*
John E. Schlifske	20,695	(4)	*
Adrianne Shapira	2,601	(5)	*
Frank V. Sica	41,957	(6)	*
Stephanie A. Streeter	36,536	(7)	*
Nina G. Vaca	27,717	(8)	*
Stephen E. Watson	36,137	(9)	*
Kevin Mansell	1,224,898	(10)	*
Sona Chawla	176,066	(11)	*
Michelle Gass	149,609	(12)	*
Wesley S. McDonald	134,204	(13)	*
Richard D. Schepp	161,946	(14)	*
All Directors and executive officers as a group (14 persons)	2,059,824	(15)	1.2%
American International Group, Inc.	9,521,399	(16)	5.4%
175 Water Street New York, NY 10038
Blackrock, Inc.	13,182,902	(17)	7.5%
55 East 52nd Street New York, NY 10022
JPMorgan Chase & Co.	9,516,915	(18)	5.3%
270 Park Ave. New York, NY 10017
Vanguard Group Inc.	17,701,938	(19)	10.0%
100 Vanguard Blvd. Malvern, PA 19355
*	Less than 1%.
(1)	Includes 2,941 unvested restricted shares.
(2)	Includes 2,941 unvested restricted shares and 8,708 shares represented by stock options.
(3)	Includes 2,941 unvested restricted shares.
(4)	Includes 2,941 unvested restricted shares and 7,784 shares represented by stock options.

(5)	Consists of 2,601 unvested restricted shares.
(6)	Includes 14,628 shares held by Mr. Sica’s spouse, 2,941 unvested restricted shares and 3,700 shares represented by stock options.
(7)	Includes 2,941 unvested restricted shares and 21,626 shares represented by stock options.
(8)	Includes 2,941 unvested restricted shares and 13,753 shares represented by stock options.
(9)	Includes 2,941 unvested restricted shares, 21,626 shares represented by stock options and 615 held in trust for the benefit of Mr. Watson’s spouse.
(10)

Includes 288,445 shares held in trust for the benefit of Mr. Mansell, as to which Mr. Mansell serves as co-trustee and has shared voting and investment power, 67,953 shares held in trust for the benefit of Mr. Mansell’s spouse, 104,181 unvested restricted shares, and 655,079 shares represented by stock options.

(11)	Includes 151,276 unvested restricted shares.
(12)	Includes 68,471 unvested restricted shares.
(13)	Includes 24,159 unvested restricted shares and 46,068 shares represented by stock options.
(14)	Includes 33,268 unvested restricted shares and 58,200 shares represented by stock options.
(15)	Includes 826,544 shares represented by stock options.
(16)

According to the Schedule 13G filed February 10, 2017 jointly by American International Group, Inc., SAFG Retirement Services, Inc., AIG Life Holdings, Inc., AGC Life Insurance Company, American General Life Insurance Company and SunAmerica Asset Management (collectively, “AIG”), AIG was the beneficial owner of 9,521,399 shares of Kohl’s common stock as of December 31, 2016. The filing indicates that American International Group, Inc., SAFG Retirement Services, Inc., AIG Life Holdings, Inc. and AGC Life Insurance Company have shared voting and dispositive power with respect to 9,521,399 shares and American General Life Insurance Company and SunAmerica Asset Management have shared voting and dispositive power with respect to 9,278,410 shares.

(17)

According to the Schedule 13G filed January 25, 2017 by Blackrock, Inc. (“Blackrock”), Blackrock was the beneficial owner of 13,182,902 shares of Kohl’s common stock as of December 31, 2016. The filing indicates that Blackrock has sole voting power with respect to 11,018,108 shares and sole dispositive power with respect to 13,182,902 shares.

(18)

According to the Schedule 13G filed January 19, 2017 by JPMorgan Chase & Co. (“JPMorgan”), JPMorgan was the beneficial owner of 9,516,915 shares of Kohl’s common stock as of December 30, 2016. The filing indicates that JPMorgan has sole voting power with respect to 9,264,596 shares, sole dispositive power with respect to 9,505,043 shares, shared voting power with respect to 39,345 shares and shared dispositive power with respect to 9,815 shares.

(19)

According to the Schedule 13G filed January 10, 2017 by Vanguard Group, Inc. (“Vanguard”), Vanguard was the beneficial owner of 17,701,938 shares of Kohl’s common stock as of December 30, 2016. The filing indicates that Vanguard has sole voting power with respect to 290,307 shares, sole dispositive power with respect to 17,385,827 shares, shared voting power with respect to 33,160 shares and shared dispositive power with respect to 316,111 shares.

ITEM ONE

ELECTION OF DIRECTORS

Our Articles of Incorporation provide that our Board of Directors shall consist of five to fifteen members. Our Board of Directors currently consists of ten members. In August 2016, upon the recommendation of the Governance & Nominating Committee, Ms. Shapira was unanimously elected by the full Board of Directors to serve until this May 10, 2017 Annual Meeting of Shareholders and until her successor is duly elected and shall qualify.

Under our Articles of Incorporation, our Board of Directors is elected annually to serve until the next Annual Meeting of Shareholders and until the Directors’ successors are duly elected and shall qualify. Our Board of Directors has instituted a majority vote requirement for the election of Directors in uncontested elections. This means that a Director nominee will be elected if the number of votes cast “For” that nominee exceeds the number of votes cast “Against” that nominee. If you abstain from voting on any of the nominees, your shares will be counted for purposes of determining whether there is a quorum, but will have no effect on the election of those nominees.

You may vote for all, some or none of the ten nominees to be elected to the Board of Directors. However, you may not vote for more individuals than the number nominated. Unless you direct otherwise, your proxy will be voted for the election of the ten nominees described below. The Board of Directors has no reason to believe that any nominee is not available or will not serve if elected. If for any reason a nominee becomes unavailable for election, the Board of Directors may reduce the size of the Board or may designate a substitute nominee, in which event the shares represented by your signed proxy will be voted for any such substitute nominee, unless you have given different instructions on the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

IF NO INSTRUCTIONS ARE SPECIFIED ON YOUR OTHERWISE PROPERLY COMPLETED

PROXY, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Information about Director Nominees

The Board of Directors, and particularly its Governance & Nominating Committee, regularly considers whether the Board is comprised of individuals with the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. In making these considerations, the Board of Directors and its Governance & Nominating Committee has focused primarily on the information in each of the nominee’s individual biographies set forth below. These biographies are based upon information provided by each of the nominees. There are no family relationships between the nominees. Unless otherwise indicated, the nominees have had the indicated principal occupation for at least the past five years. The directorships listed for each nominee are those public company directorships that have been held by the nominee at any time during the past five years.

	Age	Director Since
Peter Boneparth	57	2008

Former Senior Advisor, Irving Place Capital Partners, a private equity group, from February 2009 to November 2014. Former President and Chief Executive Officer of Jones Apparel Group, a designer and marketer of apparel and footwear, from March 2002 to July 2007. Mr. Boneparth was a director of McNaughton Apparel Group, a producer of apparel, from April 1997 to July 2001 and of Jones Apparel Group, a provider of apparel and footwear, from July 2001 to July 2007. He is currently a director of JetBlue Airways Corporation, a commercial airline.

The Governance & Nominating Committee believes Mr. Boneparth’s qualifications to serve on our Board of Directors include his experience as President and Chief Executive Officer of companies specializing in the production and sale of apparel and footwear, his experience as a director of other public companies and his broad-based knowledge in the areas of retail sales, corporate finance, consumer products, and the design and manufacture of apparel and other products.

Steven A. Burd	67	2001

Founder and Chief Executive Officer of Burd Health LLC, a company helping self-insured employers manage their healthcare costs with the goal of improving the health and fitness of the workforce, since 2013. Former Chairman, Chief Executive Officer and President of Safeway Inc., an operator of grocery store chains. Mr. Burd served as Safeway’s Chairman of the Board of Directors from 1998 until his retirement in May 2013, Chief Executive Officer from 1993 until his retirement in May 2013 and previously served as President from 1992 to 2012. He is currently a director of Blackhawk Network Holdings, Inc., a prepaid payment network offering a broad range of gift cards, other prepaid products and payment services.

The Governance & Nominating Committee believes Mr. Burd’s qualifications to serve on our Board of Directors include his experience as President, Chief Executive Officer and Chairman of the Board of Directors of a large retail company and his broad-based knowledge in the areas of retail operations, healthcare costs, corporate finance, accounting and marketing and his considerable management, directorial, and board committee experience.

	Age	Director Since
Kevin Mansell	64	1999

Our President since February 1999, our Chief Executive Officer since August 2008, and Chairman of the Board of Directors since September 2009. Mr. Mansell served as Executive Vice President — General Merchandise Manager from 1987 to 1998. He joined us in 1982.

The Governance & Nominating Committee believes Mr. Mansell’s qualifications to serve on our Board of Directors include his 40 years of retail experience, including 34 years with Kohl’s and 17 years as our President. His insight and direct knowledge of Kohl’s current operations and strategic opportunities within the retail industry is also invaluable.

Jonas Prising	52	2015

Chairman and Chief Executive Officer of ManpowerGroup, a leading provider of workforce solutions, since December 2015. Mr. Prising held a number of executive management positions since he joined ManpowerGroup in 1999, including Chairman and Chief Executive Officer since December 2015, Chief Executive Officer from May 2014 to December 2015, President from November 2012 to May 2014, President of ManpowerGroup — The Americas from November 2009 to May 2014, and Executive Vice President from January 2006 to November 2010. He is currently a director of ManpowerGroup.

The Governance & Nominating Committee believes Mr. Prising’s qualifications to serve on our Board of Directors include his experience as Chairman and Chief Executive Officer of a large company with complex operations and his broad-based knowledge of workforce solutions, labor market expertise and global perspective, having lived and worked in multiple countries around the world.

John E. Schlifske	57	2011

Chairman and Chief Executive Officer of The Northwestern Mutual Life Insurance Company since 2010. Mr. Schlifske held a number of executive management positions at The Northwestern Mutual Life Insurance Company since 1987, including Chairman and Chief Executive Officer since July 2010, President from March 2009 through July 2010 and July 2013 through April 2014, interim President and Chief Executive Officer of Frank Russell Investment Company (at that time, a subsidiary of The Northwestern Mutual Life Insurance Company) from June 2008 to February 2009, Executive Vice President — Investment Products and Services from June 2006 through June 2008 and Senior Vice President — Investment Products and Services from January 2004 through May 2006. He also serves on the Board of Trustees of The Northwestern Mutual Life Insurance Company.

The Governance & Nominating Committee believes Mr. Schlifske’s qualifications to serve on our Board of Directors include his experience as Chairman and Chief Executive Officer of a major company and his broad-based financial expertise.

	Age	Director Since
Adrianne Shapira	46	2016

Former Chief Financial Officer of David Yurman Enterprises, LLC, a designer jewelry company, from October 2012 to February 2016. Previously served as Managing Director at The Goldman Sachs Group, Inc., an investment banking firm, from September 1999 to October 2012, where she was an equity research analyst covering the discount, department store, dollar store, warehouse club, apparel manufacturer, luxury and grocery sectors. Prior to that, Ms. Shapira served as an equity analyst at Robertson Stephens, an investment banking firm, and Neuberger & Berman, an investment management company. She is also a director of The Hain Celestial Group, Inc., a leading global organic and natural products company.

The Governance & Nominating Committee believes Ms. Shapira’s qualifications to serve on our Board of Directors include her financial expertise, significant experience as an equity analyst in sectors related to Kohl’s business, broad understanding of the retail and consumer products industries and experience in e-commerce.

Frank V. Sica	66	1988

Partner, Tailwind Capital, a private investment firm, since 2006. Senior Advisor to Soros Private Funds Management from 2003 to 2006. President of Soros Private Funds Management from 2000 to 2003. Managing Director of Soros Funds Management from 1998 to 2000. Mr. Sica is currently a director of CSG Systems International, an account management and billing software company for communication industries, JetBlue Airways Corporation, a commercial airline, and Safe Bulkers, Inc., a marine drybulk transportation services company.

The Governance & Nominating Committee believes Mr. Sica’s qualifications to serve on our Board of Directors include his years of executive experience in the investment banking and private equity field, his experience as a director and as an advisor to the boards of many other public companies, and his broad-based knowledge in the areas of corporate finance, executive compensation, information technology and real estate.

Stephanie A. Streeter	59	2007

Former Chief Executive Officer and Director of Libbey, Inc., a producer of glass tableware and other tabletop products, from August 2011 to January 2016. Former Interim Chief Executive Officer, United States Olympic Committee from March 2009 to January 2010. Former Chairman, President, and Chief Executive Officer of Banta Corporation, a global technology, printing and supply-chain management company from 2004 until 2007. Ms. Streeter served as Banta Corporation’s President and Chief Executive Officer from 2002 to 2004 and President and Chief Operating Officer from 2001 to 2002. She is also currently a director of Goodyear Tire & Rubber Company, a manufacturer and distributor of tires and related products and services.

The Governance & Nominating Committee believes Ms. Streeter’s qualifications to serve on our Board of Directors include her experience as President, Chief Executive Officer and Chairman of the board of directors of complex businesses with worldwide operations; her experience as a director of other public companies; and her broad-based knowledge in the areas of marketing, consumer products, information technology and e-commerce.

	Age	Director Since
Nina G. Vaca(1)	45	2010

Founder, Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a management company, since April 1999. Ms. Vaca is also a director of Comerica Incorporated, a banking and financial services company, and Cinemark Holdings, Inc., a motion picture exhibitor.

The Governance & Nominating Committee believes Ms. Vaca’s qualifications to serve on our Board of Directors include her experience as Chief Executive Officer, Chairman of the Board of Directors and founder of a rapidly-growing business; her experience as a director of other public companies; and her broad-based knowledge in the areas of information technology, human resources, marketing and e-commerce.

Stephen E. Watson	72	2006

Former President and Chief Executive Officer of Gander Mountain, L.L.C., a private specialty retailer, from 1997 until his retirement in 2002. Mr. Watson held various executive officer positions with Dayton-Hudson Corporation from 1972 until his retirement in 1996, including President, Chairman/Chief Executive Officer of the Department Store Division. He is currently a director of Regis Corporation, an operator of beauty salons, and Chico’s FAS Inc., a specialty retailer.

The Governance & Nominating Committee believes Mr. Watson’s qualifications to serve on our Board of Directors include his experience as the leading senior executive officer of several complex retail businesses; his experience as a director of other retail-oriented public companies; and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees.

Independence Determinations & Related Person Transactions

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. The independence guidelines require a finding that the individual Director satisfies all of the independence standards of the New York Stock Exchange, as such standards may be amended from time to time, and also that the Director has no material relationships with us (either directly or as a partner, shareholder or officer of any entity) which would be inconsistent with a finding of independence. In accordance with its written charter, the Governance & Nominating Committee is charged with the ongoing review of transactions that could affect a Director’s independence.

In February 2017, the Governance & Nominating Committee reviewed a summary of Directors’ responses to a questionnaire asking about their relationships with us (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between us and the Directors or parties related to the Directors. During the course of this review, the Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

(1)	Professional name of Ximena G. Humrichouse.

Based on this review, the Committee affirmatively determined that the following continuing Directors are independent: Peter Boneparth, Steven A. Burd, Jonas Prising, Frank V. Sica, John E. Schlifske, Adrianne Shapira, Stephanie A. Streeter, Nina G. Vaca and Stephen E. Watson. The Committee also determined that all of the members of the Audit, Compensation, and Governance & Nominating Committees meet our independence requirements. The Committee determined that Kevin Mansell is not considered an independent Director because of his employment as our Chairman, Chief Executive Officer and President.

The following transactions were reviewed and considered by the Committee, but were not deemed to affect the independence of the applicable Director or Directors:

•

Several of our Directors serve as non-employee directors of non-profit organizations that receive charitable contributions from us. All of these charitable contributions were made in the ordinary course of our charitable contribution programs.

•

Several of our Directors serve on the boards of directors of, or may have an economic interest in, companies with which we may do relatively small amounts of ordinary course business from time to time. The Governance & Nominating Committee has reviewed each of these instances and has determined that in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arm’s length, and that our Directors were not in any way involved in the negotiations or discussions leading up to the business relationships.

The Committee recommended all of the above-described conclusions to the full Board of Directors and explained the basis for its decisions. Upon discussion and further consideration, these conclusions were adopted by the full Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.

Compensation Committee:

Frank V. Sica, Chairman

Peter Boneparth

Steven A. Burd

Jonas Prising

COMPENSATION DISCUSSION & ANALYSIS

The Board of Directors’ Compensation Committee (“Committee”) fulfills the Board’s responsibilities related to our officer and director compensation programs and practices. The Committee ensures that our executive compensation program aligns with our corporate objectives. This Compensation Discussion & Analysis, referred to as the CD&A, provides insight into the Committee’s process for determining this compensation. It provides a detailed description and discussion of the Committee’s philosophy, objectives, policies and programs. The CD&A also analyzes the total compensation of Kohl’s “principal officers,” who are also referred to in the CD&A as the Named Executive Officers or NEOs:

•	Kevin Mansell, Chairman, President and Chief Executive Officer;

•	Sona Chawla, Chief Operating Officer;

•	Michelle Gass, Chief Merchandising and Customer Officer;

•	Wesley McDonald, Chief Financial Officer[1]; and

•	Richard Schepp, Chief Administrative Officer.

Executive Summary

The Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to performance with the ultimate objective of increasing long-term shareholder value. In fact, each primary element of our executive compensation program is tied to Company performance or total shareholder return. Additionally, the Committee’s policies, practices and our executive compensation program are consistent with market practice. Since 2011, we have held an advisory shareholder vote on the compensation of our NEOs at each of our annual meetings of shareholders. Over these six years an average of over 95% of the votes cast by our shareholders voted in favor of the compensation of our NEOs.

As part of this pay for performance philosophy, our goals are intended to be difficult to achieve, and failure to achieve the goals has significant consequences. For example, because we did not achieve all of our financial goals in fiscal 2015 or 2016, our NEOs received the minimum payout possible under our annual incentive program in both years. Those payouts were earned in recognition of the fact that in both years, the Company outperformed our core peer group, as measured by a weighted average of previously established metrics. In each of these past two years, the NEOs received salary increases of just 1.5 percent. Also, because we did not achieve the targeted level of sales and earnings during fiscal years 2014 through 2016, the Performance Share Units (“PSUs”) granted to the NEOs in 2014 as part of our Long Term Incentive Plan (“LTIP”) vested at less than 63 percent of their targeted value. Taken as a whole, this reflects Kohl’s strong commitment to only paying for meaningful performance.

Kohl’s management, led by our NEOs, has established a clear path to improve its operating performance. The Greatness Agenda creates a strategic framework for the entire organization to align behind. Our goal is to become the most engaging retailer in America. Within the Greatness Agenda, we identify our areas of greatest opportunity and establish specific and measurable objectives for improved sales, customer engagement and associate engagement over the next several years. Our senior leaders spend a significant amount of time ensuring that all associates understand and are aligned with this strategic framework. The “Bold Moves” outlined in the Greatness Agenda are seen as the keys to accelerating Kohl’s growth trajectory. Our senior leaders constantly monitor the status of these initiatives to ensure all of Kohl’s associates are working with urgency to make continual progress. As it did when the Greatness Agenda was initially rolled out in 2014, our senior management team went to great lengths in 2016 to communicate important updates to the Greatness Agenda to each and every one of nearly 140,000 Kohl’s associates.

[1]	On November 9, 2016 Kohl’s announced that Mr. McDonald had expressed his intent to retire in the first half of fiscal 2017.

While some of our initiatives have not yet produced the results management had planned, the Greatness Agenda is primarily intended to drive performance over the longer term. As noted above, the Greatness Agenda established specific and aggressive goals with respect to sales, customer engagement and associate engagement. Our progress toward each of these goals is described below:

Sales:	While our overall sales have thus far fallen short of the goals we had initially established, we are encouraged by the significant improvement in several key areas specifically called out as Bold Moves under the Greatness Agenda. Moreover, Kohl’s outperformed its peer group average from a sales perspective in both 2015 and 2016 in what was by all accounts a very difficult environment for apparel retailers and department stores in particular. This outperformance was in large part driven by our Bold Moves.

Customer Engagement:	When the Greatness Agenda was launched, Kohl’s set an aggressive goal of achieving best-in-class customer engagement by 2017. This goal has been achieved. Our most recent customer survey, which is conducted by a nationally known independent research firm, shows the percentage of consumers who consider themselves “promoters” of Kohl’s is higher than that of all other department stores, including Macy’s, JC Penney, TJ Maxx, Sears, Nordstrom, and Gap.

Associate Engagement:	The Greatness Agenda also included an aspirational goal with respect to our own associate engagement. Specifically, Kohl’s set out to achieve associate engagement that is in the top decile of the retail industry. This goal has been achieved. We measure our associate engagement through a confidential survey of every one of our associates. This survey is administered by a nationally known independent research and survey administration firm. In 2016, the independent survey administrator determined that our associate engagement score ranks in the top ten percent of retailers in its vast database.

While we are pleased with Kohl’s overall strategic direction, our 2016 sales and profitability fell short of our goals. In light of these results, the Committee took the following actions in early 2017:

•	determined that the performance rating of each of our NEOs was “Fully Meets Expectations,” which is the middle ranking in our three tier evaluation program;

•	granted 1.50% base salary increases to each of our NEOs, which is less than the average increase granted to the remainder of our salaried associates;

•

awarded annual incentives to the NEOs pursuant to our Annual Incentive Plan at the lowest level for 2016. This payout was made in recognition of the fact that our sales results exceeded the blended average sales results of our core peer group, as described below in this report; and

•

determined that PSUs granted to the NEOs in 2014, the value of which was dependent upon Kohl’s sales and earnings performance in fiscal years 2014 through 2016, would vest at less than 63 percent of their targeted value.

The Committee believes all of these actions were appropriate and in line with its philosophy.

Say on Pay

The Committee is pleased with our shareholders’ strong support of our NEO compensation program. Each year at our Annual Meeting of Shareholders, we hold an advisory vote on the compensation of our NEOs. Our shareholders have consistently shown strong support for our NEO compensation, with an average of over 95% of the votes cast by our shareholders approving this compensation for the six years we have held this advisory vote.

Based on this strong support, the Committee believes that our policies, practices, and programs are in line with our shareholders’ expectations. In accordance with its charter, the Committee reviews the voting results on an annual basis. Following each of the previous votes, the Committee has considered whether any adjustments were warranted based on these results. The Committee values our shareholders’ input and is always looking for ways to improve alignment between executive compensation and our objective of increasing long-term shareholder value.

Philosophy and Objectives

We believe executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value. For this reason, the majority of our executives’ compensation is earned only upon achievement of performance targets, such as sales, net income, total shareholder return and other financial measurements selected to reinforce the critical linkage between pay and performance. Our use of equity in our compensation program and share ownership requirements create a strong alignment of the interests of our executives with those of our shareholders.

Our executive compensation program has been designed to achieve the following objectives:

•	Provide a competitive total compensation package that enables us to attract, motivate and retain key personnel;

•	Support the achievement of our short- and long-term business and strategic objectives by:

•	Providing short-term opportunities through our annual incentive program that are directly linked to corporate performance goals that drive long-term performance;

•	Providing long-term opportunities through equity awards granted under our long-term incentive program that align executive compensation with the creation of long-term shareholder value;

•	Provide compensation opportunities that are competitive, internally equitable and linked to demonstrated achievements;

•	Promote ownership of Kohl’s stock by our senior executives through equity-based pay and share ownership requirements in order to align their economic interests with those of our shareholders; and

•	Provide a balanced compensation program which does not create risks that are reasonably likely to have a material adverse effect on our Company.

Our executive compensation program is comprised of three primary elements:

•	Base salary;

•	Annual incentive compensation; and

•	Long-term equity based incentive compensation.

The Committee has the flexibility to use these elements, along with certain benefits and perquisites, in proportions that will most effectively accomplish our business and strategic objectives. To ensure that our pay is competitive, the Committee compares total compensation levels for our executives to pay at other retail companies of similar size. The Committee does not position executives’ target total direct compensation to a specific percentile of the market data. Instead the Committee considers whether each executive is competitively positioned relative to that market data on a case-by-case basis.

Risk Assessment

Each year, we review and analyze whether our compensation plans, policies and practices create material risks to Kohl’s. As part of this analysis, we review all of our compensation plans, policies and practices. We also consider the potential impact of each of our compensation plans, policies and practices on all of the risk factors we have identified in our public filings. Management has engaged a third party compensation consultant (who is separate and independent from the Compensation Committee’s compensation consultant) to assist in this process and give a separate risk assessment. Following these analyses, the Committee and the consultant agreed with management’s conclusion that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Committee believes our compensation plans, policies and practices are designed to reward performance that contributes to overall Company performance and the achievement of long-term and short-term Company goals. These plans, policies and practices do not encourage or incentivize individuals to take actions that expose the Company to risks that are inconsistent with the Company’s strategic plan. The amount of each type of compensation awarded to or earned by our management team is determined either solely by reference to Company-wide performance (e.g., annual incentive compensation and long-term incentive awards) or a combination of Company-wide performance and individual performance (e.g., base salary increases).

Our long-term compensation is in the form of equity and the Committee has adopted share ownership guidelines, which require our NEOs to continuously own a substantial amount of equity during their employment. Equity based long-term incentives, coupled with meaningful share ownership requirements, align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short-term results at the expense of long-term shareholder value enhancement. We also maintain a clawback policy that enables the recapture of previously paid incentive compensation in certain circumstances involving a financial restatement. The Committee believes our long-term incentive program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our infrastructure and increasing our market share. Our executives are not compensated for discrete transactions, decisions or other actions.

Determining Executive Compensation

Our Committee oversees the compensation programs for our directors and NEOs. Those programs are administered by management in accordance with the policies developed by the Committee. Information concerning the structure, roles and responsibilities of the Committee can be found in the “Questions and Answers about our Board of Directors and Corporate Governance Matters” section of this proxy statement.

Compensation Committee Meetings & Advisors

The Committee meets throughout the course of each fiscal year to review issues with respect to executive compensation matters. In addition to preparation meetings and calls, the Committee met four times in fiscal 2016. Prior to each meeting, the Chairman of the Committee prepares the meeting agenda with the assistance of our Chief Administrative Officer. The Chairman may, but is not required to, invite members of management or other members of our Board of Directors to attend portions of meetings as deemed appropriate. The Chief Executive Officer, Chief Administration Officer and various Human Resources executives typically attend Committee meetings, but do not attend executive sessions unless invited by the Committee for a specific purpose. During the course of three of its meetings in 2016, the Committee held executive sessions without management present to discuss executive development and succession plans and make compensation-related decisions.

As set forth in the Committee’s charter, the Committee has the authority to retain and terminate any compensation consultant or its own independent legal, accounting or other advisors in its sole discretion. Before retaining any such advisor, the Committee reviews the independence of such advisor, taking into account all relevant factors, including the factors specified in Securities and Exchange Commission rules and New York Stock Exchange listing standards. The Committee is solely responsible for the appointment, compensation and oversight of the work performed by any such consultant or advisor. Kohl’s is committed to providing appropriate funding for the payment of reasonable compensation to any advisors retained by the Committee.

The Committee retains an independent outside compensation advisor, Steven Hall of Steven Hall & Partners (“SH&P”). Mr. Hall participates in Committee meetings as directed by the Committee Chairman. SH&P does not provide any other services to Kohl’s and Mr. Hall does not have any business or professional relationships with any member of Kohl’s management or the Committee. SH&P’s engagement and associated fees are reconsidered by the Committee on an annual basis.

Key Compensation Reports

While the Committee reviews and considers a wide variety of information from numerous data sources throughout the year, the Committee receives two principal reports during the year related to compensation levels paid to our NEOs. The first report is a tally sheet on each NEO. The second report is a benchmarking analysis for our top executives.

Tally Sheets

The Committee annually reviews tally sheets for each of our NEOs, which present a comprehensive summary of the executive’s compensation, including the following information:

•	The total compensation paid to each executive during the prior fiscal year, including base salary, annual cash incentives, long-term incentive awards, health and welfare benefits, and perquisites;

•	The fair market value of each NEO’s equity holdings and the vesting schedules for unvested equity compensation awards; and

•	A summary of the potential severance benefits payable to the executive upon certain employment termination events.

Tally sheets provide the Committee with an overview of the impact of our compensation programs. They are also useful in several other ways, including informing the Committee about the relationship between different components of pay and monitoring each executive’s compliance with our share ownership guidelines. They also show the Committee the level of wealth creation available and the retention value that exists from unvested equity awards. Finally, tally sheets provide context for decisions about compensation arrangements and the level of benefits they provide (e.g., severance benefits).

Benchmarking Analysis

Each year, SH&P presents a comprehensive benchmarking analysis comparing compensation paid to our executives with the compensation packages of executives employed by retailers with whom we compete for talent. The Committee reviews each component of executive compensation independently and it reviews aggregate compensation levels paid to the senior officers against that paid by retail competitors in an effort to design the executive compensation program to result in a competitive pay package. The Committee considers whether each executive is competitively positioned relative to that market data on a case-by-case basis rather than targeting any particular percentile across all positions.

Together with SH&P, the Committee performs an annual analysis to ensure that the peer group of companies used for compensation benchmarking purposes continues to reflect the most appropriate comparative companies. In considering which companies should be included in the Company’s peer group, the Committee considers many criteria, including the following:

•	Whether the proposed comparator company is in the same or a similar industry as Kohl’s;

•	Whether the proposed comparator company is similar to Kohl’s in terms of size, including revenues, total assets and market capitalization;

•	The complexity and scope of the proposed comparator company’s business;

•	The similarity of the proposed comparator company’s business model to Kohl’s business model;

•	Whether the proposed comparator company competes with Kohl’s for profits and talent; and

•	Other characteristics unique to Kohl’s or the retail industry, which could include things like growth trajectory and corporate strategies.

Following an extensive review of its compensation peer group and other possible comparators, the Committee determined that the 2016 compensation analysis would be based upon the same peer group as used in 2015:

	Market Capitalization ($ Billions)*	Revenue ($ Billions)*
• Bed, Bath & Beyond Inc.	8.1	12.1
• The Gap, Inc.	11.7	15.8
• J.C Penney Company, Inc.	3.3	12.6
• L Brands, Inc.	25.3	12.2
• Macy’s, Inc.	13.4	27.1
• Nordstrom, Inc.	9.9	14.4
• Ross Stores, Inc.	23.5	11.9
• Sears Holding Corporation	1.6	25.1
• The TJX Companies, Inc.	52.2	30.9

Median	11.7	14.4
Kohl’s Corporation	8.5	19.2

*All market capitalization & revenue data is rounded. Revenues are 2015 revenues and market capitalization data was the most current information available in August 2016, when the Committee confirmed this peer group.

The Committee believes this peer group includes retail companies with similar business concepts to ours and should provide a relevant group of companies representing an appropriate range of revenue and market capitalization against which to compare our pay practices in the future. The Committee will continue to monitor the appropriateness of our comparators and make adjustments as necessary.

We also measure our performance against a more targeted set of peers for purposes of annual performance reviews, annual incentive plan awards and the vesting of certain equity-based awards. We refer to this set of peers as our “core peer group,” which consists of:

•	J.C Penney Company, Inc.;

•	Macy’s, Inc.;

•	Sears Holding Corporation;

•	Target Corporation;

•	The Gap, Inc.;

•	The TJX Companies, Inc.; and

•	Ross Stores, Inc.

The Committee has determined that these companies compete with Kohl’s for market share in various categories of business. We use the core peer group because the Committee believes in certain instances, elements of compensation should be contingent upon our performance relative to our closest competitors. Although Target Corporation is not a part of our executive compensation benchmarking peer group because of its comparatively large revenues and market capitalization, Target continues to be a part of our core peer group for comparing operating metrics.

Together with and aided by SH&P, the Committee reviews numerous data sources to ensure that the most relevant compensation information available is being used in the development and administration of our compensation programs. The primary sources of industry compensation information used are our peers’ SEC filings and the Hay Group Retail Industry Survey. The Committee believes that these sources of competitive compensation information are the best available at this time. The market data reviewed by the Committee in 2016 consisted of newly available data from the Hay Group’s 2016 Retail Industry Survey and information prepared by SH&P from publicly available proxy statements, Forms 8-K, and Forms 4 of our peer group companies.

At a meeting in November 2016, the Committee reviewed a detailed benchmarking report prepared by SH&P. This report included detailed information on the following components of compensation for the NEOs:

•	Base Salaries;

•	Target Annual Incentives;

•	Actual Annual Incentives paid in Fiscal 2016 based on Fiscal 2015 performance;

•	Target Annual Compensation;

•	Long-Term Incentives; and

•	Target Total Compensation.

This benchmarking data indicated that each of the NEOs’ total compensation levels, including the amortized value of all outstanding equity compensation awards, was consistent with the Committee’s philosophies and objectives.

The Committee took all of the above information into consideration in evaluating each of the NEOs’ compensation for 2017.

Pay-for-Performance

Pay-for-performance is a critical part of Kohl’s compensation programs. Each NEO’s performance is measured in comparison to predetermined goals. These goals are intended to be difficult to achieve, and failure to achieve them has significant consequences. For example, because we did not achieve all of our financial goals in fiscal 2015 or 2016, our NEOs received the minimum payout possible under our annual incentive program in both years. Those payouts were earned in recognition of the fact that in both years, the Company outperformed our core peer group, as measured by a weighted average of previously established metrics. In each of these past two years, the NEOs received salary increases of just 1.5 percent. Also, because we did not achieve the targeted level of sales and earnings during fiscal years 2014 through 2016, the PSUs granted to the NEOs in 2014 as part of our 2014-2016 LTIP vested at less than 63 percent of their targeted value. Taken as a whole, the Committee believes that these outcomes reflect Kohl’s strong commitment to only paying for meaningful performance.

The Committee believes it is important that a significant portion of our NEOs’ compensation is tied to our future performance — both on an absolute basis and relative to other companies in the retail industry — in order to maximize long-term shareholder value creation. Accordingly, the aggregate compensation paid to our NEOs is weighted towards annual and long-term incentive compensation that is based upon Kohl’s absolute and relative performance.

The Committee sets difficult goals that must be met in order for the NEOs to maximize their compensation:

•

Each year, the Committee sets individual performance criteria for each NEO that must be achieved for the NEO to be eligible for various levels of base salary increases. In 2015 and 2016, these criteria included corporate net income, total sales growth, business specific objectives and managerial criteria, such as leadership, vision and strategic planning.

•

In establishing various levels of annual incentive payout opportunities, the Committee sets goals based on the Company’s absolute performance as well as the Company’s performance relative to the performance of our core peer group.

•

Long-term equity awards are made pursuant to our LTIP. A significant portion of the awards made pursuant to the LTIP are PSUs, with vesting contingent upon attainment of company-wide cumulative financial performance goals over a three-year performance period. The number of shares earned upon vesting of the PSUs is dependent upon Kohl’s financial performance, and the number of earned shares is subject to further positive or negative adjustment based on the returns to our investors over this same three year period.

•

Moreover, the value of any long-term incentive award is dependent upon the future performance of our stock price. We also maintain a clawback policy that enables the recapture of previously paid incentive compensation in certain circumstances involving a financial restatement.

The specifics of each of these performance criteria are discussed in greater detail below.

Individual roles and performance are also periodically taken into account in granting compensation increases or awards that are different than or in addition to those suggested by the guidelines. For example, annual salary increases may be adjusted based upon factors other than or in addition to an executive’s performance ratings, including, among other things, promotions, new roles and responsibilities and previous compensation increases.

Performance Evaluation Process

The Committee’s primary consideration when setting our NEOs’ compensation is each individual’s performance against pre-established performance objectives that are intended to increase long-term shareholder value. The Committee uses a disciplined process to assess performance. This detailed process attempts to ensure that we reward and retain top talent while aligning our executives’ interests with those of our shareholders.

Each NEO’s performance is assessed on a three-point scale. During the evaluation process, points are awarded to the NEOs for each of their pre-established performance objectives based upon actual corporate performance and their individual performance with respect to the individual objectives. The maximum number of points that can be awarded with respect to each performance objective is based on the pre-established weighting of that performance objective. The total points awarded to the NEO equals the sum of the points awarded based on actual performance relative to the each of the individual’s performance objectives. Depending on the total points awarded, the NEOs may receive one of the following ratings: (1) inconsistently meets expectations, (2) fully meets expectations, or (3) consistently exceeds expectations.

Chairman, President and CEO

The factors considered by the Committee to evaluate the performance of Mr. Mansell for fiscal years 2015 and 2016 were: (i) corporate net income for the fiscal year calculated in accordance with our Annual Incentive Plan, weighted 40%; (ii) total corporate sales growth for the fiscal year, weighted 40%; and (iii) other managerial criteria, including leadership and vision, long-term strategic planning, succession planning, keeping our Board of Directors informed, enhancing our diversity, and social responsibility, collectively weighted 20%. As such, 80% of Mr. Mansell’s evaluation is and has been tied directly to our corporate performance, subject to adjustment where the Committee deems appropriate.

For the managerial performance criteria, no numerical targets are established and Mr. Mansell’s actual performance is assessed with respect to the criteria as a whole. The level of Mr. Mansell’s actual performance with respect to the criteria is based on the Committee’s subjective review of Mr. Mansell’s performance. This subjective review was based on the deliberations of the Board of Directors with respect to Mr. Mansell’s performance that occurred throughout the prior year and in which each of the Committee members participated. The Committee did not attempt to identify specific contributions or achievements in making this assessment, but instead made its determination based on the totality of these deliberations and the related information considered in connection with those deliberations, and the judgment of individual members of the Committee may have been influenced to a greater or lesser degree by different aspects of these deliberations or information.

In the first quarter of 2015, the Committee determined that Mr. Mansell’s performance in fiscal year 2015 would be based upon the following criteria:

Performance Objective	Inconsistently Meets Expectations		Fully Meets Expectations	Consistently Exceeds Expectations		Objective Weighting
Net Income (in millions)	<$	774	$774 to 979	>$	979	40%
Total Sales (in billions)	<$	18.7	$18.7 to 20.3	>$	20.3	40%
Managerial Criteria		—	—			20%

In February 2016, the Committee assessed Mr. Mansell’s 2015 performance against these objectives. The Company’s adjusted net income in 2015 was $781 million, which fell within the “Fully Meets Expectations” rating range. Similarly, Total Sales were $19.2 billion, which also fell within the “Fully Meets Expectations” range. The Committee assessed Mr. Mansell’s performance on the managerial criteria as “Fully Meets Expectations.” Overall, Mr. Mansell earned a rating of “Fully Meets Expectations” for fiscal 2015.

In the first quarter of 2016, the Committee determined that Mr. Mansell’s performance in fiscal year 2016 would be based upon the following criteria:

Performance Objective	Inconsistently Meets Expectations		Fully Meets Expectations	Consistently Exceeds Expectations		Objective Weighting
Net Income (in millions)	<$	653	$653 to 825	>$	825	40%
Total Sales (in billions)	<$	18.4	$18.4 to 20.0	>$	20.0	40%
Managerial Criteria		—	—			20%

In February 2017, the Committee assessed Mr. Mansell’s 2016 performance against these objectives. The Company’s adjusted net income in 2016 was $673 million, which fell within the “Fully Meets Expectations” rating range. Similarly, Total Sales were $18.7 billion, which also fell within the “Fully Meets Expectations” range. The Committee assessed Mr. Mansell’s performance on the managerial criteria as “Fully Meets Expectations.” Overall, Mr. Mansell earned a rating of “Fully Meets Expectations” for fiscal 2016.

Other NEOs

The Committee delegates to Mr. Mansell the authority to assess the performance of the other NEOs in accordance with a pre-approved methodology. In the first quarter of each year, the Committee approves the general performance criteria and the weighting of each of the criteria that will be applied during the course of the year-end evaluations. Mr. Mansell then establishes the specific performance objectives underlying each of the criteria, which are generally expected to align with Mr. Mansell’s objectives and the Company’s financial plan for that year. At the end of each fiscal year, Mr. Mansell assesses each executive’s performance against the pre-established objectives and recommends final performance ratings to the Committee.

In the first quarter of 2015, the Committee determined that the other NEOs’ performance in fiscal year 2015 would be based upon the following criteria:

Performance Objective	NEOs
Net Income	30%
Total Sales	30%
Business Specific Objectives & Leadership	40%

The 2015 net income and sales targets were established at the same levels as Mr. Mansell’s, as described above. Each executive also had two strategic objectives related to their specific areas of the business.

In February 2016, Mr. Mansell recommended, and the Committee approved, a “Fully Meets Expectations” rating for each of the 2015 performance objectives that had been established for Ms. Chawla, Ms. Gass, Mr. McDonald and Mr. Schepp.

Also in the first quarter of 2016, the Committee determined that the other NEOs’ evaluations of their 2016 performance would again be based upon the same objectives and weightings as established for 2015. The 2016 net income and sales targets were again established at the same levels as Mr. Mansell’s, as described above. As was the case for 2015, each executive also had two strategic objectives related to their specific areas of the business.

In February 2017, the Committee considered and approved Mr. Mansell’s recommendation for a “Fully Meets Expectations” rating for each of the 2016 performance objectives that had been established for Ms. Chawla, Ms. Gass, Mr. McDonald and Mr. Schepp.

Elements of Executive Compensation

As described above, the aggregate compensation paid to our senior officers is comprised of three primary components, each of which is directly linked to Company performance: salary, annual incentive compensation, and long-term incentive compensation. The amount of each of these compensation components is determined based largely upon corporate performance against pre-established performance goals. Additionally, individual performance factors are included in the analysis to ensure we take into account and recognize individual contributions and efforts.

The Committee believes it is important that a significant portion of our NEOs’ compensation be tied to our corporate performance in order to align the interests of our NEOs with those of our shareholders and to emphasize the importance of maximizing long-term shareholder value. Accordingly, aggregate compensation paid to our NEOs is weighted towards annual incentive and long-term incentive compensation, both of which are “at risk” if we do not achieve our financial and strategic objectives. Additionally, our NEOs’ salary increases are determined based in large part on Company performance. This strategy reflects the Committee’s pay-for-performance philosophy.

Salary

Salaries provide our NEOs with a regular source of income to compensate them for their day-to-day efforts in managing our Company. Salaries vary depending on the executive’s experience, responsibilities, the importance of the position to the Company, and/or changes in the competitive marketplace. The Committee reviews and adjusts salaries annually at the beginning of the fiscal year. Any increases in salary for our NEOs are based upon individual performance ratings. Annual base salary adjustments for the NEOs in any given year are closely aligned with adjustments given to the remainder of our management team. To accomplish this objective, the Committee ties the NEOs’ annual salary adjustment opportunities to the budgeted annual merit increase for the overall management team. The Committee has the right, however, to deviate from those practices in order to address other factors, including the officer’s responsibilities and experience, competitive market data for that officer’s position and retention concerns.

Salary adjustments are closely tied to Kohl’s performance, as each NEO’s individual performance rating is heavily influenced by Kohl’s performance metrics. As detailed above, 80% of Mr. Mansell’s performance rating is based upon Kohl’s net income and total sales growth. Likewise, net income and total sales growth comprise 60% of the other NEOs’ performance objectives.

Committee Decisions and Analysis

Fiscal 2016 Actions

At its February 2016 meeting, the Committee considered base salary increases for each of our NEOs. The Committee reviewed each NEO’s fiscal 2015 performance rating against the following merit increase opportunity grid that had been established in February 2015:

	Inconsistently Meets Expectations	Fully Meets Expectations	Consistently Exceeds Expectations
Base Salary Increase as a Percent of Budgeted Increase for All Exempt Associates	0%	75%	133%
Example:
Increase Assuming 2% Budgeted for All Exempt Associates	0%	1.50%	2.66%

Based on their “Fully Meets Expectations” ratings, each of the NEOs was determined to have earned a 1.5% salary increase, which was 75% of the 2.0% budgeted increase for all of the Company’s management. Accordingly, Mr. Mansell’s salary was increased to $1,403,900. Ms. Chawla’s and Ms. Gass’s salaries were each increased to $1,116,500. Mr. McDonald’s and Mr. Schepp’s salaries were each increased to $913,500.

Also at the February 2016 meeting, the Committee determined that the merit increase opportunity grid to be utilized in 2017 to determine merit increases based upon fiscal 2016 performance would be identical to the grid utilized for the determination of merit increases following fiscal 2015.

Fiscal 2017 Actions

At its February 2017 meeting, the Committee considered base salary increases for each of our NEOs. The Committee reviewed each NEO’s fiscal 2016 performance rating against the merit increase opportunity grid that had been established in February 2016. Based on their “Fully Meets Expectations” ratings, each of the NEOs was determined to have earned a 1.5% salary increase, which was 75% of the 2.0% budgeted increase for all of the Company’s management. Accordingly, Mr. Mansell’s salary was increased to $1,425,000. Ms. Chawla’s and Ms. Gass’s salaries were each increased to $1,133,250. Mr. Schepp’s salary was increased to $927,200. Mr. McDonald’s salary was not increased because as previously announced, he will be retiring in the first half of fiscal 2017.

Annual Incentive Compensation

The purpose of our Annual Incentive Plan is to provide eligible executives, including the NEOs, with a financial incentive that encourages them to perform in a manner which will enable Kohl’s to meet or exceed its financial plans each fiscal year. In order for bonuses to be granted at threshold levels or higher under the Annual Incentive Plan, Kohl’s performance for a fiscal year must equal or exceed financial goals established by the Committee at the beginning of the year. The Committee directly ties the amount of such awards to various financial performance levels, providing incentives to our executives to maximize long-term shareholder value.

These bonus targets reflect our financial goals and strategic plan for the fiscal year. For example, for 2016, bonus tiers were established based upon Kohl’s achievement of various levels of net income for the year. The threshold tier requires we achieve an acceptable but reasonably attainable level of net income, based on our business plans. The Committee considers the top tier a significant and meaningful challenge to the management team to increase our earnings.

For purposes of determining whether net income targets have been achieved, the Committee adjusts Kohl’s reported net income to exclude the effects of:

•	discontinued operations;

•	restructurings;

•	acquisitions or divestitures of any division, business segment, subsidiary or affiliate;

•	acquisitions or divestitures of assets that are significant otherwise than in the ordinary course of business;

•	other unusual or non-recurring items;

•	impairment charges; and

•	the cumulative effect of applied tax or accounting changes as determined in accordance with generally accepted accounting principles, as applicable.

For both 2015 and 2016, the Committee had also determined that if Kohl’s did not achieve the pre-established threshold performance levels in those years, a bonus at the lowest end of the range for annual incentive opportunities would still be payable to NEOs and other Kohl’s managers if:

•

Kohl’s net income for the year is within the range of net income forecasted in our initial publicly disclosed annual earnings guidance for that year, and for 2015, that Kohl’s sales increased by at least one percent over 2014; or

•

Kohl’s sales performance for the year exceeds that of a “peer performance index.” In 2015 and 2016, the group of “peer” retailers used for comparison purposes was the core peer group described above. The index was the blended performance of this core peer group, calculated as a weighted average of each peer group member’s growth in total domestic revenue.

Following the Committee’s certification of the Company’s year-end results, Annual Incentive Plan participants are granted a bonus based on a percentage of their base pay. The earned percentage is based upon Kohl’s financial performance and each participant’s level within the organization.

Committee Decisions and Analysis

Fiscal 2015 Actions

In the first quarter of fiscal 2015, the Committee established the following performance goals and award opportunities for 2015 under the Annual Incentive Plan:

	Achieve Earnings Guidance Tier(1)	Peer Performance Index Tier(2)	Threshold Tier	Top Tier
Net Income Goal (in millions)	Below $855, But Within Earnings Guidance Range	Below $855	$855	$1,025
Sales Goal	1.00% Increase over 2014	Total Sales Beat Peer Performance Index	N/A	N/A
Award Opportunity (as a percent of base salary)(3)(4)
Mr. Mansell	40%	40%	65%	250%
Ms. Gass	30%	30%	55%	200%
Messrs. McDonald and Schepp	20%	20%	40%	175%
(1)	Assumes Kohl’s net income was within the range forecasted in our initial publicly announced earnings guidance.
(2)	Assumes Kohl’s reported total sales performance exceeded that of the peer performance index.
(3)	Upon the promotion of Messrs. McDonald and Schepp to principal officer positions in June 2015, they became eligible for Annual Incentive Plan awards at the same level as Ms. Gass.
(4)	Ms. Chawla joined the Company in November 2015. At that time, the Committee established her performance goals and award opportunities. Her award opportunities were the same as those of Ms. Gass.

In the first quarter of fiscal 2016, the Committee assessed Kohl’s performance against the 2015 Annual Incentive Plan targets set forth above. Kohl’s did not achieve the threshold net income level in 2015. However, as noted above, the Committee had previously determined that a bonus at the lowest end of the range for annual incentive opportunities would be payable if:

•	Kohl’s net income is within the range forecasted in our initial publicly announced earnings guidance and Kohl’s sales increased by at least one percent over 2014; or

•

Kohl’s sales performance for the year exceeds that of a “peer performance index.” For 2015, the peer performance index was a weighted average of year-over-year domestic revenue growth of our core peer group.

Kohl’s 2015 sales exceeded that of the previously established “peer performance index.” Accordingly, the Committee approved Annual Incentive Plan payouts to the NEOs in the following amounts:

	Annual Incentive Plan Payout
Mr. Mansell	$553,260
Ms. Chawla	55,011	(1)
Ms. Gass	330,000
Messrs. McDonald and Schepp	270,000
(1)	Ms. Chawla received a prorated Annual Incentive Plan payout.

Fiscal 2016 Actions

In the first quarter of fiscal 2016, the Committee established the following performance goals and award opportunities for 2016 under the Annual Incentive Plan:

	Achieve Earnings Guidance Tier(1)	Peer Performance Index Tier(2)	Threshold Tier	Top Tier
Net Income Goal (in millions)	Below $781, But Within Earnings Guidance Range	Below $781	$781	$910
Sales Goal	N/A	Total Sales Beat Peer Performance Index	N/A	N/A
Award Opportunity (as a percent of base salary)
Mr. Mansell	40%	40%	65%	250%
Ms. Gass, Ms. Chawla and Messrs. McDonald and Schepp	30%	30%	55%	200%
(1)	Assumes Kohl’s net income was within the range forecasted in our initial publicly announced earnings guidance.
(2)	Assumes Kohl’s reported total sales performance exceeded that of the peer performance index.

In the first quarter of fiscal 2017, the Committee assessed Kohl’s performance against the 2016 Annual Incentive Plan targets set forth above. Kohl’s did not achieve the threshold net income level in 2016. However, as noted above, the Committee had previously determined that a bonus at the lowest end of the range for annual incentive opportunities would be payable if:

•	Kohl’s net income is within the range forecasted in our initial publicly announced earnings guidance; or

•

Kohl’s sales performance for the year exceeds that of a “peer performance index.” For 2016, the peer performance index was a weighted average of year-over-year domestic revenue growth of our core peer group.

Kohl’s 2016 sales exceeded that of the previously established “peer performance index.” Accordingly, the Committee approved Annual Incentive Plan payouts to the NEOs in the following amounts:

Annual Incentive Plan Payout
Mr. Mansell	$561,560
Mses. Chawla and Gass	$334,950
Messrs. McDonald and Schepp	$274,050

Long-Term Compensation

The Committee grants long-term compensation awards to our NEOs under our 2010 Long-Term Compensation Plan to reward past performance, create an incentive for future performance, and create a retention incentive. The Committee has the flexibility to choose among a number of forms of long-term equity incentive awards available pursuant to the 2010 Plan, including stock options, stock appreciation rights, stock awards, performance units, performance shares, and other incentive awards.

Long-term equity incentive awards to our NEOs are typically considered on an annual basis. In January 2014, the Committee adopted the Company’s LTIP for its most senior executives. The LTIP is intended to achieve the Committee’s goals of, among other things, improving the efficiency of long-term equity incentive awards and driving our senior leaders to deliver increased sales and profitability. Under the LTIP, annual long-term equity incentive awards are intended typically to be a blend of PSUs which will vest in an amount contingent upon the achievement of multi-year financial performance goals and time-vested restricted stock which will vest over a multi-year period. As described below, PSU awards are also subject to a modifier that can increase or decrease the value actually realized by the recipient based on Kohl’s total shareholder return relative to a group of peer companies over the performance period. The blend of awards under the LTIP is intended typically to be weighted more heavily to PSUs.

On a quarterly basis, the Committee reviews our share overhang (the grants outstanding, plus remaining equity that may be granted, as a percentage of our total outstanding shares) and our run rate (the number of award shares granted each year as a percentage of our total outstanding shares) to monitor how our pool of shareholder-approved equity award shares is being utilized.

Committee Decisions and Analysis

Awards Earned and Paid Out Based on Fiscal 2014-2016 Performance

In January 2014, the Committee granted LTIP awards to Ms. Gass and Messrs. Mansell, McDonald and Schepp pursuant to the LTIP. These awards were comprised of a blend of:

•

60% PSUs, vesting in an amount contingent on the Company’s cumulative net income and cumulative sales, equally weighted, over a three-year performance period from fiscal 2014 through fiscal 2016, with target-level payouts only occurring if we achieve the levels set forth in our 3-Year Financial Plan; and

•	40% time-vested restricted stock that vests in four equal installments on the first through fourth anniversaries of the date of grant.

For the 2014-2016 LTIP grant, the Committee approved the following grant date dollar value of awards (assuming achievement of “target” levels of performance under the PSUs for the 2014-2016 performance period):

Grant Date Target Dollar Value of LTIP Awards
Mr. Mansell	$6,000,000
Ms. Gass	$1,750,000
Messrs. McDonald and Schepp	$1,000,000

As stated above, 60% of the aggregate grant date dollar value of each executive’s 2014-2016 LTIP grant was in the form of PSUs. The number of units actually earned is dependent upon Kohl’s actual performance over the three year fiscal 2014-2016 performance period. Upon achievement of the predetermined “target” level of performance, the executive officers will receive 100% of the PSUs awarded. At the “threshold” level of performance, 50% of the PSUs will be earned and at the “maximum” level, 200% of the PSUs will be earned. In the event performance does not meet threshold levels, then none of the PSUs will be earned. The specific performance objectives for the 2014-2016 LTIP were established with target-level payouts only occurring if Kohl’s achieved the sales and net income levels set forth in our 3-Year Financial Plan for 2014-2016 as follows:

	Weighting	Threshold Level	Target Level	Maximum Level
Cumulative 3-Year Sales Goal (in millions)	50%	$56,000	$59,600	$61,400
Percent of PSUs Earned Upon Attainment of Indicated Level(1)		50%	100%	200%
Cumulative 3-Year Net Income Goal (in millions)	50%	$2,190	$2,740	$3,120
Percent of PSUs Earned Upon Attainment of Indicated Level(1)		50%	100%	200%
(1)	Straight-line interpolation applies to performance levels between those shown.

The number of shares that may be earned upon vesting of the PSUs was also subject to a modifier that can increase or decrease the value actually realized by the recipient based on Kohl’s total shareholder return relative to a group of peer companies(1) over the three-year performance period. These peer companies were used as a comparator group because they are also used for benchmarking compensation as a part of the Hay Group’s custom data. If Kohl’s relative total shareholder return is in the top quartile of the peer group, then the PSUs earned in accordance with the preceding paragraph would be increased by 25%. Conversely, if Kohl’s relative total shareholder return is in the bottom quartile, then the PSUs earned would be reduced by 25%. There would be no adjustment if our total shareholder return is in the second or third quartile.

In February 2017, the Committee determined and certified that Kohl’s cumulative sales over the 3-year performance period were $56,913 million and that our adjusted cumulative net income over the 3-year performance period was $2,321 million. Kohl’s TSR in comparison to the previously designated comparison group was at the 54th percentile and as a result no adjustment would be made to the number of PSUs earned. This resulted in Ms. Gass and Messrs. Mansell, McDonald and Schepp earning 62.4% of their respective 2014-2016 LTIP PSUs as follows:

	Number of PSUs Earned for 2014-2016 Performance Period(1)	Certification Date Value of PSUs Earned For 2014-2016 Performance Period
Mr. Mansell	43,431	$1,814,547
Ms. Gass	12,668	$529,269
Messrs. McDonald and Schepp	7,239	$302,445
(1)	The number of PSUs earned includes shares credited as dividend equivalents on the final award.

[1]	For the 2014-2016 LTIP those companies were: Abercrombie & Fitch Co. (ANF), Aeropostale, Inc. (ARO), American Eagle Outfitters, Inc. (AEO), Ann, Inc. (ANN), Ascena Retail Group Inc. (ASNA), Best Buy Co., Inc. (BBY), Bon-Ton Stores Inc. (BONT), Carter’s, Inc. (CRI), Coach, Inc. (CHO), DSW Inc. (DSW), Fifth & Pacific Companies, Inc. (FNP), The Gap, Inc. (GPS), The Home Depot, Inc. (HD), J.C. Penney Company, Inc. (JCP), L Brands, Inc. (LTD), Lowe’s Companies Inc. (LOW), Macy’s, Inc. (M), New York & Company, Inc. (NWY), Nordstrom, Inc. (JWN), Office Depot, Inc. (ODP), Sears Holdings Corporation (SHLD), Staples, Inc. (SPLS), Target Corp. (TGT), The TJX Companies, Inc. (TJX), Wal-mart Stores Inc. (WMT), and Zale Corporation (ZLC).

Awards Granted Based on 2015-2017 Performance

In the first quarter of 2015, the Committee granted long-term equity incentive awards to Ms. Gass and Messrs. Mansell, McDonald and Schepp pursuant to the LTIP. These awards were comprised of a blend of:

•

60% PSUs which will vest in an amount contingent on the Company’s cumulative net income (calculated in accordance with our Annual Incentive Plan) and cumulative sales, equally weighted, over a three-year performance period from fiscal 2015 through fiscal 2017, with target-level payouts only occurring if we achieve the levels set forth in our 3-Year Financial Plan; and

•	40% time-vested restricted stock that vests in four equal installments on the first through fourth anniversaries of the date of grant.

For the 2015-2017 LTIP grant, the Committee approved the following grant date dollar value of awards for our NEOs (assuming achievement of target performance under the PSUs for the 2015-2017 performance period):

Grant Date Target Dollar Value of LTIP Awards(1)
Mr. Mansell	$6,000,000
Ms. Gass	$1,750,000
Messrs. McDonald and Schepp	$1,000,000
(1)	The ultimate value of these awards is dependent upon Kohl’s actual performance for the 2015-2017 performance period and the market value of Kohl’s stock at the time of vesting.

As stated above, 60% of the aggregate grant date dollar value of the 2015-2017 LTIP grants was in the form of PSUs. The number of units actually earned is dependent upon Kohl’s actual performance over the three year fiscal 2015-2017 period. Upon achievement of the predetermined “target” level of performance, the executive officers will receive 100% of the PSUs awarded. At the “threshold” level of performance, 50% of the PSUs will be earned and at the “maximum” level, 200% of the PSUs will be earned. The number of PSUs received at performance between these levels will be determined based on straight-line interpolation. In the event performance does not meet threshold levels, then none of the PSUs will be earned.

The number of shares that may be earned upon vesting of the PSUs is also subject to a modifier that can increase or decrease the value actually realized by the recipient based on Kohl’s total shareholder return relative to a group of peer companies(1) over the three-year performance period. These peer companies were used as a comparator group because they are also used for benchmarking compensation as a part of the Hay Group’s custom data. If Kohl’s relative total shareholder return is in the top quartile of the peer group, then the PSUs earned in accordance with the preceding paragraph will be increased by 25%. Conversely, if Kohl’s relative total shareholder return is in the bottom quartile, then the PSUs earned will be reduced by 25%. There will be no adjustment if our total shareholder return is in the second or third quartile.

Pursuant to the terms of her offer of employment, on December 15, 2015, Ms. Chawla received PSUs with a grant date value of $1,000,000. The number of units actually earned is dependent upon Kohl’s actual performance over the three year fiscal 2015-2017 period as described above. The terms of Ms. Chawla’s PSUs are identical to those described above for the other NEOs.

(1)	For the 2015-2017 LTIP those companies are: Abercrombie & Fitch Co. (ANF), American Eagle Outfitters, Inc. (AEO), Ascena Retail Group Inc. (ASNA), Best Buy Co., Inc. (BBY), Bon-Ton Stores Inc. (BONT), Carter’s, Inc. (CRI), Chico’s, Inc. (CHS), The Children’s Place, Inc. (PLACE), Dick’s Sporting Goods Inc. (DKS), DSW Inc. (DSW), Express Inc. (EXPR), The Gap, Inc. (GPS), The Home Depot, Inc. (HD), J.C. Penney Company, Inc. (JCP), Kate Spade & Company (KATE), L Brands, Inc. (LB), Macy’s, Inc. (M), New York & Company, Inc. (NWY), Nordstrom, Inc. (JWN), PVH Corp. (PVH), Ross Stores Inc. (ROST), Sears Holdings Corporation (SHLD), Stage Stores Inc. (SSI), Staples, Inc. (SPLS), Target Corp. (TGT) and The TJX Companies, Inc. (TJX).

Awards Granted Based on 2016-2018 Performance

In the first quarter of fiscal 2016, the Committee granted long-term equity incentive awards to the NEOs pursuant to the LTIP. The features of these awards were substantially the same as those described above with respect to the 2015-2017 LTIP, but the performance period was fiscal years 2016 through 2018, and the specific sales and earnings targets were based upon our 3-Year Plan for 2016-2018.

For the 2016-2018 LTIP grant, the Committee approved the following grant date dollar value of awards (assuming achievement of “target” levels of performance under the PSUs for the 2016-2018 performance period):

Grant Date Target Dollar Value of LTIP Awards(1)
Mr. Mansell	$6,000,000
Ms. Gass, Ms. Chawla and Messrs. McDonald and Schepp	$1,750,000
(1)	The ultimate value of these awards is dependent upon Kohl’s actual performance for the 2016-2018 performance period and the market value of Kohl’s stock at the time of vesting.

The number of shares that may be earned upon vesting of the PSUs granted pursuant to the 2016-2018 LTIP will again be subject to a modifier that can increase or decrease the value actually realized by the recipient based on Kohl’s total shareholder return relative to a group of peer companies over the three-year performance period. For the 2016-2018 LTIP those companies were the same as those referenced above with respect to the 2015-2017 LTIP. If Kohl’s relative total shareholder return is in the top quartile of the peer group, then the PSUs earned in accordance with the preceding paragraph will be increased by 25%. Conversely, if Kohl’s relative total shareholder return is in the bottom quartile, then the PSUs earned will be reduced by 25%. There will be no adjustment if our total shareholder return is in the second or third quartile.

Perquisites

We provide our NEOs with certain perquisites in order to provide a competitive total rewards package that supports retention of key talent. These include automobile expense reimbursement, with no fixed limit; personal financial advisory services having a value of up to $3,500 and tax-related advisory services with no fixed limit; a supplemental health care plan, covering up to $50,000 for medical expenses not covered by insurance; and supplemental Company-paid life and disability insurance coverage. Mr. Mansell has been permitted to use the Company’s aircraft for personal flights as well as business flights. This benefit increases the efficiency of Mr. Mansell’s travel. We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive pay and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying schedule elsewhere in this proxy statement.

Deferred Compensation

We maintain non-qualified deferred compensation plans for approximately 400 of our executives, including our NEOs. Details regarding the contributions and benefits of these non-qualified plans are disclosed in the Non-Qualified Deferred Compensation table and the accompanying narrative contained elsewhere in this proxy statement.

Stock Ownership Guidelines

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Our executive stock ownership guidelines require Mr. Mansell to maintain ownership equal to five times his base salary. The other NEOs are required to maintain Kohl’s stock ownership that is equal to three times their base salary. Executive Vice Presidents are required to maintain stock ownership that is equal to their base salary. Each executive has five years from the time the executive becomes subject to the particular requirement to comply. For the purposes of calculating stock ownership, the Committee will not consider vested or unvested stock options, but will consider shares of Kohl’s common stock owned outright, unvested time-based restricted stock and PSUs. All of the NEOs, as well as each of our Executive Vice Presidents, were in compliance with these guidelines as of the end of fiscal 2016.

From time to time, our principal officers will engage in sales of Kohl’s common stock in accordance with our executive stock ownership guidelines. These sales may be accomplished pursuant to SEC Rule 144 during our scheduled insider trading window periods or pursuant to pre-arranged trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act. Compliance with our executive stock sale guidelines is monitored by the Committee and exceptions are granted by the Committee only in extraordinary circumstances.

All Kohl’s associates, including our executives, and directors are also prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including but not limited to the use of financial derivatives such as puts and calls, short sales or any similar transactions.

Other Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 for any fiscal year paid to a company’s Chief Executive Officer and three most highly compensated executive officers in service as of the end of any fiscal year (other than the Chief Executive Officer and Chief Financial Officer). However, Section 162(m) also provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee does not have a policy requiring aggregate compensation to meet the requirements for deductibility under Section 162(m). Where compensation is awarded in excess of the limits established by Section 162(m), the Committee encourages, but does not require, deferral of such excess amounts by the officer.

Employment Agreements

We have entered into employment agreements with each of our NEOs. The terms of these agreements are similar to those of employment agreements of similarly situated retail industry executives. Our executives’ employment agreements do not include any provisions for tax gross-up payments.

The Committee believes that employment agreements are important to both our executives and to the Company in that the executive benefits from clarity of the terms of his or her employment, as well as protection from wrongful termination, while Kohl’s benefits from nondisclosure and non-competition protection, enhancing our ability to retain the services of our executives. The Committee periodically reviews the terms of the employment agreements and amends them as necessary to remain competitive and to carry out its objectives.

In addition to the employment agreements, we have entered into a letter agreement with Mr. McDonald that sets forth certain payments and other benefits to which he will be entitled in connection with his retirement. The Committee agrees that this agreement is important to both Mr. McDonald and the Company in that Mr. McDonald benefits from clarity in terms of his employment up to and following his transition out of the CFO role, while Kohl’s benefits from Mr. McDonald’s services and other commitments to help ensure a smooth transition to his successor.

Details of the terms of the specific employment and letter agreements are discussed below.

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2016 of those persons who were at January 28, 2017: (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)		Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(3)	All Other Compen- sation(5)	Total
Kevin Mansell	2016	$1,400,441	—	$6,000,014	(4)	—	$561,560	—	$435,643	$8,397,658
Chairman, President, Chief	2015	1,378,075	—	5,999,948		—	553,260	—	263,466	8,194,749
Executive Officer	2014	1,352,700	—	7,479,992		—	541,080	—	295,024	9,668,796
Sona Chawla	2016	$1,113,750	—	$1,749,965	(4)	—	$334,950	—	$84,103	$3,282,768
Chief Operating Officer	2015	187,500	$1,000,000	9,000,014		—	55,011	—	455,511	10,698,036
Michelle Gass	2016	$1,113,750	—	$1,749,965	(4)	—	$334,950	—	$96,964	$3,295,629
Chief Merchandising and	2015	1,043,818	—	1,749,998		—	330,000	—	87,638	$3,211,454
Customer Officer	2014	932,600	—	1,050,005		—	279,780	—	81,376	2,343,761
Wesley McDonald	2016	$911,250	—	$1,749,965	(4)	—	$274,050	—	$95,693	$3,030,958
Chief Financial Officer	2015	881,556	—	1,000,044		—	270,000	—	91,608	2,243,208
	2014	838,600	—	1,040,008		—	167,720	—	102,271	2,148,599
Richard Schepp	2016	$911,250	—	$1,749,965	(4)	—	$274,050	—	$89,681	$3,024,946
Chief Administrative Officer	2015	880,170	—	1,000,044		—	270,000	—	94,642	2,244,856
	2014	834,800	—	1,109,986		—	166,960	—	104,270	2,216,016
(1)

The amounts shown represent the aggregate grant date fair value for awards granted in 2016, 2015 and 2014, computed in accordance with FASB ASC Topic 718. See Note 7 to our fiscal 2016 audited financial statements included in our Annual Report on Form 10-K for additional details.

(2)	The amounts shown represent incentive payments awarded under our Annual Incentive Plan based on our performance during the year indicated, but actually paid in the following year.
(3)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(4)

Includes the aggregate grant date fair value of performance share units that could be earned pursuant to the 2016-2018 LTIP grant based on the probable outcome of the performance conditions as of the grant date. Actual payments will be based on our financial performance in fiscal years 2016-2018 and are subject to a modifier based on Kohl’s total shareholder return relative to its peers over the three-year performance period, as described more fully in Compensation Discussion & Analysis. The range of potential payments under the awards is set forth below.

	Amount Reported	Other Possible Amounts
	(Target)	Minimum	Threshold	Maximum
Kevin Mansell	$3,600,014	$0	$1,350,005	$9,000,035
Sona Chawla	$1,049,987	$0	$393,745	$2,624,966
Michelle Gass	$1,049,987	$0	$393,745	$2,624,966
Wesley McDonald	$1,049,987	$0	$393,745	$2,624,966
Richard Schepp	$1,049,987	$0	$393,745	$2,624,966

(5)	A detailed breakdown of “All Other Compensation” is provided in the table below.

Name	Our Contributions to Executive Officer’s Defined Contribution Plan Accounts	Payments made by us for Term Life, Long- Term Disability and Accidental Death and Dismemberment Insurance	Our Reimbursement of Financial Planning and Tax Advice Expenses	Automobile Expense Allowance	Relocation and Travel Expense Reimburse- ment	Supplemental Health Care Coverage(a)	Utilization of Company- Owned Aircraft(b)	Total
Kevin Mansell	$13,250	$12,766	—	$22,668	—	$50,000	$336,959	$435,643
Sona Chawla	4,652	16,069	—	13,382	—	50,000	—	84,103
Michelle Gass	13,250	14,326	—	19,388	—	50,000	—	96,964
Wesley McDonald	13,250	16,231	—	16,212	—	50,000	—	95,693
Richard Schepp	13,250	10,428	—	16,003	—	50,000	—	89,681
(a)

Amounts shown are coverage limits. Our actual expense for providing this benefit may have been substantially less than the amounts shown. Coverage limits are presented for purposes of protecting the confidentiality of our executives’ actual medical expenses.

(b)

Amounts shown are the incremental costs of personal use of Kohl’s-owned or chartered aircraft, and are based on either actual charter expense or, with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees and supplies.

GRANTS OF PLAN-BASED AWARDS IN 2016

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin Mansell		$561,560	$2,456,825	$3,509,750	—	—	—	—	—	—	—
	03/28/2016	—	—	—	28,779	76,743	191,858	—	—	—	$3,600,014
	03/28/2016	—	—	—	—	—	—	51,293	—	—	2,399,999
Sona Chawla		$334,950	$1,674,750	$2,233,000	—	—	—	—	—	—	—
	03/28/2016	—	—	—	8,394	22,383	55,958	—	—	—	$1,049,987
	03/28/2016	—	—	—	—	—	—	14,960	—	—	699,978
Michelle Gass		$334,950	$1,674,750	$2,233,000	—	—	—	—	—	—	—
	03/28/2016	—	—	—	8,394	22,383	55,958	—	—	—	$1,049,987
	03/28/2016	—	—	—	—	—	—	14,960	—	—	699,978
Wesley McDonald		$274,050	$1,370,250	$1,827,000	—	—	—	—	—	—	—
	03/28/2016	—	—	—	8,394	22,383	55,958	—	—	—	$1,049,987
	03/28/2016	—	—	—	—	—	—	14,960	—	—	699,978
Richard Schepp		$274,050	$1,370,250	$1,827,000	—	—	—	—	—	—	—
	03/28/2016	—	—	—	8,394	22,383	55,958	—	—	—	$1,049,987
	03/28/2016	—	—	—	—	—	—	14,960	—	—	699,978
(1)

Shown are the Threshold, Target and Maximum payouts for which each executive was eligible under our Annual Incentive Plan with respect to fiscal 2016 performance. Amounts actually earned with respect to these awards are included in the Summary Compensation Table as Non-Equity Incentive Plan compensation. Further detail regarding actual 2016 awards can be found in the Compensation Discussion & Analysis.

(2)

Represents range of performance share units that could be earned pursuant to the 2016 — 2018 LTIP grants. The 2016 — 2018 LTIP grants were made to the named executive officers on March 28, 2016. The actual number of performance share units earned is dependent upon Kohl’s cumulative sales and net income during the three-year performance period, and range from 0% to 200% of the target amount and is subject to a modifier based on Kohl’s total shareholder return relative to its peers over the three-year performance period. See the Compensation Discussion & Analysis for a more detailed description of the performance measures.

(3)	Awarded under our 2010 Long-Term Compensation Plan.
(4)

Amounts shown represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. See Note 7 to our fiscal 2016 audited financial statements included in our Annual Report on Form 10-K for additional details.

We are currently authorized to issue equity awards under our 2010 Long-Term Compensation Plan. Awards under our 2010 Plan may be in the form of stock options, stock appreciation rights, common stock including restricted stock, common stock units, performance units and performance shares. Our executives do not participate in any other long- or short-term equity incentive plans.

Employment Agreements

We have employment agreements with Messrs. Mansell, McDonald and Schepp and Mses. Chawla and Gass. These agreements include the following terms:

•

the term of each agreement, other than Mr. Mansell’s agreement and Mr. McDonald’s retirement letter agreement described in the section captioned “Potential Payments Upon Termination or Change of Control” beginning on page 52, is three years, extended on a daily basis until either party notifies the other that the term shall no longer be so extended;

•

the term of the agreement with Mr. Mansell ends once the Committee has determined that his eventual successor is prepared to assume the CEO role and also gives the Company the option to retain his services for a period following Mr. Mansell’s eventual retirement;

•	each executive shall receive an annual base salary, which, as of January 28, 2017 was $1,403,900 for Mr. Mansell, $1,116,500 for Mses. Chawla and Gass and $913,500 for Messrs. McDonald and Schepp; and

•

the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below in the section captioned “Potential Payments Upon Termination or Change of Control,” beginning on page 52.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each named executive officer with respect to outstanding exercisable and unexercisable options to purchase our common stock, unvested restricted stock awards, and performance share units that had not been earned or vested at January 28, 2017.

	Option Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)		Equity Incentive Plan Awards
	Exercisable	Unexercisable								Number of Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested(2)
Kevin Mansell	97,500			$66.30	01/30/2017	13,447	(3)		$524,413	43,431	(8)		$1,693,809
	92,600			$50.39	02/13/2018	12,449	(5)		$485,501	16,676	(9)		$650,357
	130,000			$55.74	03/29/2017	25,210	(6)		$983,171	79,412	(10)		$3,097,052
	192,572			$52.80	03/28/2018	53,077	(7)		$2,069,989
	191,925	47,982	(3)	$48.48	03/26/2019
Sona Chawla						135,797 15,481	(13) (7)	$ $	5,296,055 603,728	8,198 23,161	(9) (10)	$ $	319,723 903,292
Michelle Gass						42,007	(12)		$1,638,251	12,668	(8)		$494,052
						3,632	(5)		$141,619	4,864	(9)		$189,688
						7,353	(6)		$286,753	23,161	(10)		$903,292
						15,481	(7)		$603,728
Wesley McDonald	37,500			$60.17	08/04/2018	2,402	(3)		$93,641	7,239	(8)		$282,321
		8,568	(3)	$48.48	03/26/2019	2,076	(5)		$80,932	2,779	(9)		$108,396
		10,241	(4)	$45.54	04/01/2020	4,203	(6)		$163,883	23,161	(10)		$903,292
						15,481	(7)		$603,728
Richard Schepp	34,272	8,568	(3)	$48.48	03/26/2019	2,402	(3)		$93,641	7,239	(8)		$282,321
	15,360	10,241	(4)	$45.54	04/01/2020	9,110	(11)		$355,263	2,779	(9)		$108,396
						2,076	(5)		$80,932	23,161	(10)		$903,292
						4,203	(6)		$163,883
						15,481	(7)		$603,728
(1)	Includes accrued but unvested dividend equivalent shares.
(2)	Based upon the $39.00 price of our common stock on January 28, 2017.
(3)	Award vests 20% per year with a future vesting date of March 26, 2017.
(4)	Award vests 20% per year with future vesting dates of April 1, 2017 and 2018.
(5)	Award vests 25% per year with a future vesting date of January 13, 2018.
(6)	Award vests 25% per year with future vesting dates of March 30, 2017, 2018, and 2019.
(7)	Award vests 25% per year with future vesting dates of March 28, 2017, 2018, 2019, and 2020.
(8)

The units reported in this column represent actual shares issued pursuant to performance share units granted under the company’s LTIP. The performance share units vested in February 2017. The number of shares that became issuable was based upon Kohl’s 2014-2016 cumulative sales and net income performance in relation to pre-established performance hurdles.

(9)

The units reported in this column represent potentially issuable shares pursuant to performance share units granted under the company’s LTIP. The performance share units are scheduled to vest in February 2018. The number of shares that will actually become issuable is contingent upon Kohl’s 2015-2017 cumulative sales and net income performance in relation to pre-established performance hurdles. The number of units reported in this column assumes Kohl’s achieves cumulative net income and sales levels required for a payout at the “threshold” level.

(10)

The units reported in this column represent potentially issuable shares pursuant to performance share units granted under the company’s LTIP. The performance share units are scheduled to vest in February 2019.

The number of shares that will actually become issuable is contingent upon Kohl’s 2016-2018 cumulative sales and net income performance in relation to pre-established performance hurdles. The number of units reported in this column assumes Kohl’s achieves cumulative net income and sales levels required for a payout at the “target” level.

(11)	Award vests 20% per year with future vesting dates of May 15, 2017 and 2018.
(12)	Award vests 25% per year with a future vesting date of July 15, 2017.
(13)	Award vests 25% per year with future vesting dates of December 15, 2017, 2018, and 2019.

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Mansell	50,000	$259,260	115,834	$5,276,193
Sona Chawla	—	—	44,838	2,488,944
Michelle Gass	—	—	56,982	2,301,868
Wesley McDonald	98,958	392,339	40,204	1,854,856
Richard Schepp	—	—	44,159	1,763,542

PENSION BENEFITS

We do not maintain any pension benefit plans for our officers or Directors that would otherwise be disclosable in these proxy materials.

NONQUALIFIED DEFERRED COMPENSATION

We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Approximately 400 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and bonuses. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the executive at the time the deferral is made. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

The following table shows the executive contributions, earnings and account balances for the persons named in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Kevin Mansell	—	—	$439,296	—	$3,403,845
Sona Chawla	—	—	—	—	—
Michelle Gass	—	—	—	—	—
Wesley McDonald	$167,025	—	$175,094	—	$1,888,061
Richard Schepp	$410,063	—	$366,179	—	$3,972,651
(1)	Executive contributions are included as compensation in the Summary Compensation Table in the year contributed. Earnings on account balances are not included in the Summary Compensation Table.
(2)

Included in the Aggregate Balance are executive contributions which were previously reported in the Summary Compensation Table in either 2016 or prior totaling $2,104,169 for Mr. Mansell, $1,453,035 for Mr. McDonald and $1,540,495 for Mr. Schepp. Also included in the Aggregate Balance are executive contributions prior to the executive becoming an NEO and aggregate earnings on the contributions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Upon termination of their employment or a change of control of Kohl’s, Messrs. Mansell, McDonald, and Schepp, and Mses. Chawla and Gass will be entitled to various payments and other benefits pursuant to their respective Employment Agreements, a letter agreement with Mr. McDonald, our 2010 Long-Term Compensation Plan, our Annual Incentive Plan, and our associate merchandise discount program. These payments and benefits are described below.

Mr. Mansell

Employment Agreement

We are party to an amended and restated employment agreement with Mr. Mansell that provides for certain payments and other benefits upon his termination of employment as CEO. The agreement does not provide separate or incremental benefits upon a change of control of Kohl’s. Mr. Mansell’s employment agreement, as amended and restated on November 14, 2014, also contemplates that, at the Board’s discretion, Mr. Mansell may be appointed as non-executive Chairman of the Board following his service as CEO and defines his rights and obligations during this transition period. The payments and other benefits under Mr. Mansell’s agreement are as follows:

•	If his employment terminates while he is CEO other than due to his death or disability, he will not receive any severance payments;

•	If his employment is terminated upon his death or disability during his services as CEO:

•	he or his estate is entitled to a pro rata bonus for the current fiscal year;

•

he or his estate is entitled to a severance payment in the amount of one half of his then annual base salary, payable over one year in the event of his death, and over six months in the event of his disability;

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits; and

•	all of his unvested stock options shall immediately vest if the termination is a result of his death.

•

When Mr. Mansell’s employment as CEO terminates (or, if he is appointed non-executive Chairman, when his period of service as non-executive Chairman ends), as long as Mr. Mansell has served as CEO until the desired date determined by the Board (the “Mansell Transition Date”), Mr. Mansell would receive the following benefits under his employment agreement. However, the following benefits do not apply if we terminate his employment for Cause or if he resigns as CEO prior to the Mansell Transition Date. The benefits provide:

•	he or his estate is entitled to a pro rata bonus for the current fiscal year;

•	to the extent unvested, accelerated vesting of all of his unvested stock options;

•	to the extent unvested, accelerated vesting of all of his outstanding restricted stock awards;

•	to the extent unvested, continued vesting of all of his outstanding performance share unit awards; and

•

he and his spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided he (or the eligible dependents in the event of his death) reimburses us for all premiums paid for such retiree health insurance benefits.

•	Mr. Mansell’s amended and restated employment agreement does not provide any tax gross ups.

•

Following his termination of employment as CEO, Mr. Mansell will be prohibited from competing with us for a period of two years, and, if applicable, during the period he is non-executive Chairman and for a period of one year after his termination as non-executive Chairman, if applicable.

•	In all cases, our obligation to pay the benefits described above is contingent upon Mr. Mansell’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

As described above, certain provisions in Mr. Mansell’s employment agreement allow for acceleration or continued vesting of equity awards upon certain terminations of employment. The award agreements applicable to Mr. Mansell’s outstanding stock options and restricted stock provide for accelerated vesting in the event of a termination of employment due to death and award agreements applicable to time-vested restricted stock awards granted in 2014, 2015, and 2016 provide for accelerated vesting in the event of a termination of employment due to disability. Other provisions in such award agreements relating to acceleration or continued vesting in the event of other terminations of employment are no longer controlling and the terms of Mr. Mansell’s employment agreement control in such cases. Pursuant to the terms of our performance-vested restricted stock award agreements, where accelerated vesting is otherwise provided for upon a termination of employment, such awards only vest if the related performance conditions have been satisfied at the time of termination. Pursuant to the terms of our performance share unit award agreements, upon a termination of Mr. Mansell’s employment due to a disability, he will vest in the actual number of performance share units that are earned at the end of the performance period. In addition, if Mr. Mansell’s employment terminates due to his death, such performance share units shall vest at the target amount.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. Mansell will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. Mansell

The following table shows the potential payments to Mr. Mansell upon termination of his employment during the term of his employment agreement. Also shown is the value of any of Mr. Mansell’s stock options, performance share units, and restricted stock that would vest upon certain terminations of Mr. Mansell’s employment. The amounts shown in the table assume a January 28, 2017 employment termination date and do not reflect salary accrued as of that date. Also assumed is a $39.00 price of our common stock, which was the January 27, 2017 closing price of our common stock on the New York Stock Exchange.

Based on Mr. Mansell’s amended and restated employment agreement, there are no special provisions related to the accelerated vesting of outstanding equity awards he holds in the event of a “change of control,” except to the extent that an acquiring or surviving company would not assume the equity awards granted under the 2010 Long-Term Compensation Plan. Consistent with prior year disclosures, we assume that such an event would not occur and thus, there are no enhanced benefits to disclose for Mr. Mansell upon a “change of control.”

	Termination Prior to Mansell Transition Date	Termination at or After Mansell Transition Date	Termination Due to Disability Prior to Mansell Transition Date	Termination Due to Death Prior to Mansell Transition Date
Severance Payment — Salary Continuation	—	—	$701,950	$701,950
Severance Payment — Bonus Payments	—	—	—	—
Pro Rated Bonus(1)	—	$561,500	$543,353	$543,353
Value of Accelerated Restricted Stock(2)	—	$4,063,073	$3,538,660	$4,063,073
Value of Accelerated Stock Options	—	—	—	—
Value of Accelerated Performance Share Units(3)	—	$5,441,218	$5,441,218	$7,545,754
TOTAL	—	$10,065,791	$10,225,182	$12,854,130

(1)

The entire hypothetical bonus for 2016 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of a termination at or after the Mansell Transition Date, pro rata bonus is based on actual performance at the end of the year.

(2)

The value of accelerated restricted stock includes dividend equivalents on the applicable award that were credited as additional shares subject to the same vesting restrictions as the original award of restricted stock.

(3)

The value of accelerated performance share units are illustrated at target for termination due to death prior to the Mansell Transition Date. In the case of (i) termination due to disability prior to the Mansell Transition Date or (ii) termination at or after the Mansell Transition Date the actual award earned at the end of the performance period would be payable, as if Mr. Mansell had remained employed through the end of the performance period. Here, the payout shown in those columns is based on the number of shares earned based on actual performance for the 2014 award, threshold performance for the 2015 award, and target performance for the 2016 award. The value of performance share units that would be earned includes dividend equivalents that would have been earned on the underlying grant.

Mr. McDonald

Letter agreement

On November 8, 2016, Mr. McDonald notified Kohl’s of his intent to retire after 14 years of service. Mr. McDonald’s retirement as CFO will be effective on a date to be mutually agreed upon by Mr. McDonald and Kohl’s, but no later than July 1, 2017. As described in further detail below, Mr. McDonald intends to then remain with Kohl’s as a Senior Advisor for an additional year to assist with an orderly transition and with special projects. In connection with his planned retirement, Kohl’s and Mr. McDonald have entered into a letter agreement pursuant to which Mr. McDonald will remain entitled to certain payments and other benefits in connection with his retirement.

•	Mr. McDonald will retire from his role as CFO on a future date to be mutually agreed upon, but no later than July 1, 2017 (the “McDonald Transition Date”);

•

For one year following the McDonald Transition Date the (“Transition Period”), Mr. McDonald will continue to be a Kohl’s employee as a Senior Adviser. During this Transition Period he will continue to earn his present level of salary and benefits, as well as remain eligible to participate in the Fiscal 2017 Annual Incentive Plans. At the end of the Transition Period, Mr. McDonald’s employment with Kohl’s will end. He will not be eligible to participate in the Annual Incentive Plan for Fiscal 2018 or for any year thereafter.

•	If Mr. McDonald remains employed until the McDonald Transition Date and continues to be employed as a Senior Adviser during the Transition Period, then

•	he shall receive his current level of salary and benefits during the one-year Transition Period;

•	all of his restricted shares that are scheduled to vest during the Transition Period shall vest immediately on the McDonald Transition Date;

•	his retirement at the end of the Transition Period shall be an “approved early retirement” for purposes of his other equity awards;

•

Mr. McDonald, his spouse, and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided that he (or the eligible dependents in the event of death) reimburses us for all premiums paid for such retiree health insurance benefits.

•	If Mr. McDonald’s employment is terminated by us for cause at any time or if he voluntarily resigns before the McDonald Transition Date, then he will not receive any Transition Period benefits.

•

If Mr. McDonald voluntarily terminates employment after the McDonald Transition Date, but before the end of the Transition Period, he will cease to receive salary and benefits upon the date of his termination. At such termination, he would forfeit all rights to all unvested stock options and performance share units.

•	From the date he signed the letter agreement through the Transition Period and for the one year period following he is prohibited from competing with us.

•	Additionally, in all cases, our obligation to pay the Transition Period benefits is contingent upon Mr. McDonald’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

Various provisions in Mr. McDonald’s equity award agreements provided for continued vesting of certain equity awards upon an approved early retirement. Generally, the provisions in such agreements and in our 2010 Long-Term Compensation Plan regarding accelerated vesting of equity awards upon certain other terminations of employment are no longer controlling and the terms of Mr. McDonald’s letter agreement control in such cases. However, in the event of a death prior to the McDonald Transition Date, the award agreements applicable to Mr. McDonald’s outstanding stock options and restricted stock provide for accelerated vesting. In addition, the award agreements applicable to time-vested restricted stock awards granted in 2014, 2015, and 2016 provide for accelerated vesting in the event of a termination of employment due to disability, but only in the event of a disability prior to the McDonald Transition Date. With respect to Mr. McDonald’s restricted stock, all of his shares that are scheduled to vest during the Transition Period shall vest immediately on the McDonald Transition Date. Mr. McDonald’s outstanding stock options shall continue to vest on their preexisting schedule throughout the Transition Period. Finally, as a result of his retirement at the end of the Transition Period qualifying as an “approved early retirement”:

•	He shall have until the earlier of: (i) the option expiration date or (ii) one year from the end of the Transition Period to exercise his outstanding stock options.

•

He shall receive his performance share units on the same date such units are payable to other executives, but the amount of his award of performance units shall be prorated based on the number of full months that he was employed between the start of the performance period and the end of the Transition Period.

Non-Contractual Benefit Upon Retirement

In addition to his contractual benefits, upon his retirement, Mr. McDonald will be entitled to participate for his lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Mr. McDonald

The following table shows the potential payments to Mr. McDonald upon certain terminations of his employment contemplated by the terms of his letter agreement. In the case of termination due to disability or death, the termination is illustrated as occurring prior to the McDonald Transition Date. In the case of retirement, benefits shown include all benefits payable on the McDonald Transition Date and during the one year period thereafter. The amounts shown in the retirement column assume a McDonald Transition Date of January 28, 2017. Also assumed is a $39.00 price of our common stock, which was the January 27, 2017 closing price of our common stock on the New York Stock Exchange.

Based on Mr. McDonald’s letter agreement, there are no special provisions related to the accelerated vesting of outstanding equity awards he holds in the event of a “change of control,” except to the extent that an acquiring or surviving company would not assume the equity awards granted under the 2010 Long-Term Compensation Plan. We assume that such an event would not occur and thus, there are no enhanced benefits to disclose for Mr. McDonald upon a “change of control.”

	Termination Prior to the McDonald Transition Date	Termination Due to Disability Prior to the McDonald Transition Date	Termination Due to Death Prior to the McDonald Transition Date	Retirement
Transition Period Salary	—	—	—	$913,500
Transition Period Bonus(1)	—	—	—	$1,370,250
Value of Accelerated Restricted Stock(2)	—	$848,543	$942,184	$339,120
Value of Stock Options	—	—	—	—
Value of Performance Share Units(3)	—	$1,294,008	$1,644,756	$992,911
TOTAL	—	$2,142,551	$2,586,940	$3,615,781
(1)

For termination due to retirement, the hypothetical 2017 bonus is illustrated at the target level (150% of base salary) here. In the case of retirement, the actual 2017 bonus is based on actual performance at the end of the year.

(2)

The value of accelerated restricted stock includes dividend equivalents on the applicable award which were credited as additional shares subject to the same vesting restrictions as the original award of restricted stock.

(3)

The value of performance share units are illustrated at target for a termination due to death. In the case of a termination due to disability or retirement, the actual award earned at the end of the performance period would be payable (prorated in the case of retirement). The payouts shown in the disability and retirement columns are based on the number of shares earned based on actual performance for the 2014 award, threshold performance for the 2015 award, and target performance for the 2016 award. The value of performance share units that would be earned includes dividend equivalents that would have been earned on the underlying grant.

Ms. Chawla, Ms. Gass, and Mr. Schepp

Employment Agreements

Ms. Chawla, Ms. Gass, and Mr. Schepp are all party to amended and restated employment agreements which provide the following payments and other benefits upon the executive’s termination or upon a change of control of Kohl’s:

•	If the executive’s employment is terminated by us for cause or if the executive voluntarily resigns, the executive will not receive any severance payments;

•	If the executive’s employment is terminated either upon death or disability or due to our non-renewal of an employment agreement:

•	the executive or executive’s estate is entitled to receive a pro rata bonus for the current fiscal year;

•

the executive or executive’s estate is entitled to receive severance in the amount of one half of the executive’s then annual base salary, payable over one year in the event of the executive’s death or due to non-renewal, and over six months in the event of the executive’s disability;

•

the executive and the executive’s spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided the executive (or the eligible dependents in the event of death) reimburses us for all premiums paid for such retiree health insurance benefits; and

•	all of the executive’s unvested stock options shall immediately vest if the termination is a result of the executive’s death.

•

If the executive terminates employment as a result of a material reduction in the executive’s job status or scope of responsibilities (i.e., for “good reason”), or if we terminate the executive’s employment involuntarily without cause during the term of the employment agreement (generally, three years) and the termination is not in connection with a “change of control” (as defined in the agreement), the executive will be entitled to:

•

a pro rata bonus for the current fiscal year, determined on the basis of the actual performance of Kohl’s at the end of that year, payable at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to the executive’s aggregate base salary for the remaining term of the executive’s agreement, but not more than 2.9 years; plus

•	an amount equal to the average of the bonus awards made to the executive under our annual incentive compensation plan over the prior three fiscal years;

•

the executive and executive’s spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided the executive (or the eligible dependents in the event of death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000; and

•	to the extent unvested, continued vesting of the executive’s stock options throughout the remainder of the term of the executive’s employment agreement.

•

If, within the three months preceding or one year following a “change of control” of Kohl’s (as defined in the agreement) the executive’s employment is terminated by us without cause during the term of the agreement or by the executive for “good reason”, the executive will be entitled to the following severance benefits:

•

a pro rata bonus for the current fiscal year, determined on the basis of the average award made to the executive over the prior three fiscal years and paid at the same time as other executives receive their bonus for that year;

•	a severance payment equal to the sum of:

•	an amount equal to the executive’s aggregate base salary for the remaining term of the executive’s agreement, but not more than 2.9 years; plus

•

an amount equal to the average of the bonus awards made to the executive under our annual incentive compensation plan over the prior three fiscal years, multiplied by the number of years remaining in the term of the executive’s agreement, but not more than 2.9 years;

•

the executive and the executive’s spouse and eligible dependents shall be provided post-retirement health care coverage under our health insurance plan and supplemental executive medical plan, provided the executive (or the eligible dependents in the event of death) reimburses us for all premiums paid for such retiree health insurance benefits;

•	outplacement services of up to $20,000; and

•	to the extent unvested, accelerated vesting of any outstanding stock options for the remaining term of the executive’s agreement.

•	None of the executives’ employment agreements provide a tax gross up.

•	Following the executive’s termination, the executive will be prohibited from competing with us for a period of one year.

•

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the employment agreement are not payable until the six-month anniversary of the date of a termination.

•	In all cases, our obligation to pay severance is contingent upon the executive’s execution of a general release of claims against us.

Accelerated Vesting of Equity Awards

For stock options and time-vested restricted stock awarded to Mses. Chawla and Gass and Mr. Schepp, under the terms of our 2010 Long-Term Compensation Plan, upon a “change of control,” the vesting of such awards is accelerated only if the executive terminates employment, within six months prior to or twelve months following a “change of control,” as a result of the executive’s termination for “good reason” or if the executive’s employment is terminated without cause. This is true if the awards are assumed by the acquiring or surviving company at the time of the “change of control.” If the awards are not assumed by the acquiring or surviving company upon a “change of control,” then the awards accelerate vesting at the time of the “change of control.” Under the same Plan, upon a “change of control,” all performance-vested restricted stock awards and performance share unit awards shall continue to be subject to any time-based vesting schedule, but any related performance vesting criteria will be deemed to have been satisfied (for performance share units, at the target level). Again, this is true if the performance-vested restricted stock awards or performance share unit awards are assumed by the acquiring or surviving company. If the executive terminates employment as described above within six months prior to or twelve months following a “change of control” or if the performance-vested restricted stock awards or performance share unit awards are not assumed by the acquiring or surviving company at the time of the “change of control,” then all such outstanding awards shall immediately vest.

In addition, for any time-vested restricted stock awarded to Mses. Chawla and Gass and Mr. Schepp, if the executive terminates employment for “good reason” or if we terminate the executive’s employment without cause during the term of the executive’s employment agreement, the restricted stock that would have vested during the three-year period following termination of the executive’s employment will vest.

Pursuant to the terms of our performance share unit award agreements, upon termination of the executive’s employment due to a disability, the executive will vest in the actual number of performance share units that are earned at the end of the performance period. In addition, upon a termination of the executive’s employment by reason of retirement (which retirement would need to be approved as a retirement by the Committee in its discretion at the time of such retirement), the executive would vest in a prorated portion of the actual number of performance share units that are earned at the end of the performance period based on the number of months the executive was employed during the performance period. If the executive’s employment is terminated upon the executive’s death, such performance share units shall vest at the target amount. Upon the executive’s death while employed by us, all outstanding stock options and restricted stock would immediately vest and, for time-vested restricted stock awards granted in 2014, 2015, and 2016 the executive would become fully vested upon the executive’s termination due to disability.

As described above, there are also provisions in Mses. Chawla’s and Gass’s and Mr. Schepp’s employment agreement that allows for acceleration or continued vesting of stock options upon certain terminations of employment.

Non-Contractual Benefit Upon Retirement

In addition to Mses. Chawla’s and Gass’s and Mr. Schepp’s contractual benefits, upon the executive’s retirement, the executive will be entitled to participate for the executive’s lifetime in our associate merchandise discount program, on such terms and to the extent the program continues to be made available to our senior executives.

Potential Benefit Summary — Ms. Chawla

The following table shows the potential payments to Ms. Chawla upon termination of her employment during the term of her employment agreement. Also shown is the value of Ms. Chawla’s stock options, performance share units, and restricted stock that would vest upon certain terminations of Ms. Chawla’s employment following a “change of control” of Kohl’s. The amounts shown in the table assume a January 28, 2017 employment termination date and do not reflect salary accrued as of that date. Also assumed is a January 28, 2017 effective date of a “change of control” and a $39.00 “change of control price” of our common stock, which was the January 27, 2017 closing price of our common stock on the New York Stock Exchange. The terms “change of control” and “change of control price” have the meanings given to these terms in our 2010 Long-Term Compensation Plan. The amounts shown in the following table also assume that in a “change of control,” the acquiring or surviving company would have assumed the equity awards made under the 2010 Long-Term Compensation Plan.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death
Severance Payment —Salary Continuation	—	—	$3,237,850	$3,237,850	$558,250	$558,250
Severance Payment — Bonus Payments	—	—	$18,337	$53,177	—	—
Pro Rated Bonus(1)	—	—	$334,950	$18,337	$18,337	$18,337
Outplacement	—	—	$20,000	$20,000	—	—
Value of Accelerated Restricted Stock(2)	—	—	$5,748,851	$5,899,783	$5,899,783	$5,899,783
Value of Accelerated Performance Share Units(3)	—	—	—	$1,755,886	$1,223,015	$1,755,886
TOTAL	—	—	$9,359,988	$10,985,033	$7,699,385	$8,232,256
(1)

The entire hypothetical bonus for 2016 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)

The value of accelerated restricted stock includes dividend equivalents on the applicable award that were credited as additional shares subject to the same vesting restrictions as the original award of restricted stock.

(3)

The value of accelerated performance share units are illustrated at target for (i) death or (ii) termination by executive for good reason or involuntary termination by Kohl’s without cause (following a change of control). In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column is based on the number of shares earned based on actual performance for the 2014 award, threshold performance for the 2015 award, and target performance for the 2016 award. The value of performance share units that would be earned includes dividend equivalents that would have been earned on the underlying grant.

Potential Benefit Summary — Ms. Gass

The following table shows the potential payments to Ms. Gass upon termination of her employment during the term of her employment agreement. Other parameters of the potential benefit summary are identical to those described above for Ms. Chawla.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death
Severance Payment — Salary Continuation	—	—	$3,237,850	$3,237,850	$558,250	$558,250
Severance Payment — Bonus Payments	—	—	$257,347	$746,305	—	—
Pro Rated Bonus(1)	—	—	$334,950	$257,347	$257,347	$257,347
Outplacement	—	—	$20,000	$20,000	—	—
Value of Accelerated Restricted Stock(2)	—	—	$2,519,419	$2,670,351	$1,032,100	$2,670,351
Value of Accelerated Performance Share Units(3)	—	—	—	$2,200,833	$1,587,032	$2,200,833
TOTAL	—	—	$6,369,566	$9,132,686	$3,434,729	$5,686,781
(1)

The entire hypothetical bonus for 2016 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year.

(2)

The value of accelerated restricted stock includes dividend equivalents on the applicable award that were credited as additional shares subject to the same vesting restrictions as the original award of restricted stock.

(3)

The value of accelerated performance share units are illustrated at target for (i) death or (ii) termination by executive for good reason or involuntary termination by Kohl’s without cause (following a change of control). In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column is based on the number of shares earned based on actual performance for the 2014 award, threshold performance for the 2015 award, and target performance for the 2016 award. The value of performance share units that would be earned includes dividend equivalents that would have been earned on the underlying grant.

Potential Benefit Summary — Mr. Schepp

The following table shows the potential payments to Mr. Schepp upon termination of his employment during the term of his employment agreement. Other parameters of the potential benefit summary are identical to those described above for Ms. Chawla.

	Voluntary Termination by Executive	Involuntary Termination by Kohl’s With Cause	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (No Change of Control)	Termination by Executive for Good Reason or Involuntary Termination by Kohl’s Without Cause (Following Change of Control)	Termination due to Disability	Death
Severance Payment — Salary Continuation	—	—	$2,649,150	$2,649,150	$456,750	$456,750
Severance Payment — Bonus Payments	—	—	$200,753	$582,185	—	—
Pro Rated Bonus(1)	—	—	$274,050	$200,753	$200,753	$200,753
Outplacement	—	—	$20,000	$20,000	—	—
Value of Accelerated Restricted Stock(2)	—	—	$1,146,516	$1,297,448	$848,543	$1,297,448
Value of Accelerated Stock Options	—	—	—	—	—	—
Value of Accelerated Performance Share Units(3)	—	—	—	$1,644,756	$1,294,008	$1,644,756
TOTAL	—	—	$4,290,469	$6,394,292	$2,800,054	$3,599,707
(1)

The entire hypothetical bonus for 2016 is shown here as this table illustrates the effect of a termination at the end of the fiscal year (thus, a full pro-ration applies). In the case of an involuntary or good reason termination without a change of control, the pro rata bonus is based on actual performance at the end of the year. In other cases, the pro rata bonus is illustrated based on the average award made to Mr. Schepp over the prior three fiscal years.

(2)

The value of accelerated restricted stock includes dividend equivalents on the applicable award that were credited as additional shares subject to the same vesting restrictions as the original award of restricted stock.

(3)

The value of accelerated performance share units are illustrated at target for (i) death or (ii) termination by executive for good reason or involuntary termination by Kohl’s without cause (following a change of control). In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column is based on the number of shares earned based on actual performance for the 2014 award, threshold performance for the 2015 award, and target performance for the 2016 award. The value of performance share units that would be earned includes dividend equivalents that would have been earned on the underlying grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports with the Commission disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2016, all of such reports were filed on a timely basis by reporting persons, with the following exception: One report was filed late on behalf of director Stephen E. Watson relating to the purchase of Company stock by a trust. The transaction was reported to the Commission on a Form 4 on September 22, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, management and our independent registered public accounting firm each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors and is directly responsible for the compensation, appointment, retention and oversight of our independent registered public accounting firm. As part of this process, the Audit Committee is directly involved in the selection of the independent registered public accounting firm’s lead engagement partner and periodically considers whether a rotation of the independent registered public accounting firm is recommended. The Audit Committee has determined that a policy requiring periodic rotation of our independent registered public accounting firm would not be in shareholders’ best interests at this time. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for objectively reviewing, evaluating and testing our system of internal controls, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of our financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young is responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed our audited financial statements with management and Ernst & Young. The Audit Committee has also discussed and reviewed with Ernst & Young the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB’s”) AS 1301: Communications with Audit Committees. This review included a discussion of the quality of Kohl’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in Kohl’s financial statements and the notes thereto. In addition, the Audit Committee obtained from Ernst & Young the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence, and also considered whether the provision of non-audit services by Ernst & Young is compatible with maintaining their independence, and has satisfied itself with respect to Ernst & Young’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 28, 2017 for filing with the Commission.

Audit Committee:

Stephanie A. Streeter, Chair
John Schlifske
Adrianne Shapira
Nina G. Vaca Stephen E. Watson

ITEM TWO

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2017. Ernst & Young and its predecessors have been Kohl’s independent accountants since prior to the company’s initial offering of securities to the public in 1992. Our selection of Ernst & Young as our independent registered public accounting firm for fiscal 2017 is being presented to you for your ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Board of Directors of Ernst & Young as our and our subsidiaries’ independent registered public accounting firm for fiscal 2017. We have been advised by Ernst & Young that they are independent certified public accountants with respect to us within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such act.

A representative from Ernst & Young is expected to be present at the Annual Meeting of Shareholders, and will be available to make a statement or answer any appropriate questions during the meeting.

Fees Paid to Ernst & Young

We paid the following fees to Ernst & Young for fiscal 2016 and fiscal 2015:

	Fiscal 2016	Fiscal 2015
Audit Fees	$1,332,000	$1,367,600
Audit-Related Fees	—	—
Tax Fees	861,626	788,200
All Other Fees	—	—
Total	$2,193,626	$2,155,800

Audit Fees. Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q and various consultation topics. Included in Audit Fees are fees for services related to the audit of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002, comfort letter issuance fees in connection with SEC filings, and additional billing for out of scope work and expenses related to the fiscal year 2015 audit.

Audit-Related Fees. We did not pay any Audit-Related Fees to Ernst & Young during the last two fiscal years.

Tax Fees. Tax fees include consultations related to IRS issues, Federal Work Opportunity Tax Credit, Affordable Care Act Readiness and other hiring credit matters and other miscellaneous matters.

All Other Fees. We did not pay any fees to Ernst & Young during the last two fiscal years for any other services not included in the categories listed above.

Pre-approval Policies and Procedures

Our Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination on whether non-audit services are consistent with the Commission’s rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and negotiates or approves all services by and fees paid to the independent registered public accounting firm to ensure such services are within the parameters approved. All of the services, if any, described under the headings “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ITEM THREE

ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Kohl’s is seeking shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. We are seeking this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following nonbinding resolution regarding our executive compensation program:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion.

This is often referred to as a “say-on-pay” vote. We are pleased with our shareholders’ strong support for our executive compensation in the first six annual “say-on-pay” votes. An average of over 95% of the votes cast by our shareholders voted in favor of our executive compensation in the first six annual “say-on-pay” votes. This vote has been held annually since 2011 after taking into consideration the view expressed by our shareholders in an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers at the 2011 Annual Meeting of Shareholders. This is often referred to as a “say on frequency” vote. In addition to this “say on pay” vote, we are providing our shareholders with the opportunity to cast a “say on frequency” advisory vote at the 2017 Annual Meeting of Shareholders

As an advisory vote, the “say-on-pay” vote is not binding on Kohl’s, the Board of Directors or the Board’s Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee’s charter specifically states that the Committee will review all “say-on-pay” voting results and consider whether to make any adjustments to our executive compensation policies and practices in response to these results.

We believe our executive compensation program as a whole is well suited to promote Kohl’s objectives in both the short and long term. As described above in the “Compensation Discussion & Analysis” section of this proxy statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that executive compensation should be directly linked to corporate performance with the ultimate objective of increasing long-term shareholder value. The Compensation Committee’s objectives include:

•	Providing a competitive total compensation package that enables us to attract and retain key personnel;

•	Providing short-term compensation opportunities through our annual incentive program that are directly linked to corporate performance goals;

•	Providing long-term compensation opportunities through equity awards that align executive compensation with value received by our shareholders;

•	Ensuring compensation awarded to our executives is linked to our performance during the fiscal year; and

•	Promoting ownership of our stock by our executive officers in order to align the economic interests of our executive officers more closely with those of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A

VOTE FOR APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

ITEM FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to providing shareholders with the opportunity to cast a “say on pay” advisory vote on the compensation of our named executive officers as disclosed in this proxy statement, in accordance with SEC rules, we are also providing our shareholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers in the future. This non-binding advisory vote is commonly referred to as a “say on frequency” vote, and must take place at least once every six years. By voting on this proposal, our shareholders may indicate whether they would prefer to have an advisory vote on executive compensation once every year, every two years or every three years. Shareholders may also abstain from voting.

As an advisory vote, this “say on frequency” vote proposal is not binding on Kohl’s, the Board of Directors or the Board’s Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by shareholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future advisory votes on the compensation of our named executive officers. Notwithstanding the Board’s recommendation and the outcome of this shareholder vote, the Compensation Committee or the Board of Directors may in the future decide to conduct advisory votes on the compensation of our named executive officers on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders, industry trends and the adoption of material changes to compensation programs.

The first “say on frequency” vote was held at our 2011 Annual Meeting of Shareholders. At that meeting, the largest number of votes cast were cast in favor of the advisory vote on the compensation of our named executive officers occurring every year. We subsequently determined to hold the advisory vote on the compensation of our named executive officers every year until we held the next “say on frequency” vote.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, after careful consideration of the frequency alternatives, the Board of Directors continues to believe that conducting advisory votes on executive compensation on an annual basis is appropriate for Kohl’s and its shareholders at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM FIVE

APPROVAL OF THE KOHL’S CORPORATION 2017 LONG-TERM COMPENSATION PLAN

The following discussion is qualified in its entirety by the text of the 2017 Long-Term Compensation Plan (the “Plan”) which is attached to this proxy statement as Annex A.

Our 2017 Long-Term Compensation Plan was adopted by our Board of Directors and its Compensation Committee (the “Committee”) on February 22, 2017, subject to shareholder approval. The Board of Directors believes that long-term incentive compensation programs align the interests of management and our shareholders to create long-term shareholder value and helps us recruit, reward, motivate and retain talented personnel. The 2017 Long-Term Compensation Plan continues most of the same features of the 2010 Long-Term Compensation Plan but has been updated to provide us with an updated compensation structure moving forward. If shareholders do not approve the 2017 Long-Term Compensation Plan, the 2010 Long-Term Compensation Plan will remain in place.

The following chart shows effective as of March 31, 2017, for each of our active equity compensation plans, (a) the number of shares to be issued upon the exercise of outstanding options, (b) the number of restricted shares outstanding, (c) the number of shares reserved for issuance under all existing performance share awards if such awards were to pay out at the target level and (d) the number of shares remaining available for future issuance, in each case prior to shareholder approval of the 2017 Long-Term Incentive Compensation Plan.

Plan	Shares to be Issued upon Exercise of Outstanding Options	Restricted Shares	Performance Share Awards		Shares Remaining Available for Future Grant
Kohl’s Corporation 1994 Long-Term Compensation Plan(4)	379,161	—	—		—
Kohl’s Corporation 1997 Stock Option Plan for Outside Directors(4)	70,172	—	—		—
Kohl’s Corporation 2003 Long-Term Compensation Plan(5)	333,489	—	—		—
Kohl’s Corporation 2010 Long-Term Compensation Plan(6)	1,344,528	3,188,189	861,340		5,529,564
Total	2,127,350(1)	3,188,189	861,340	(2)	5,529,564	(3)
Total Outstanding		6,176,879
(1)	The weighted average exercise price of the outstanding options is $51.94 and the weighted average term to expiration is 1.6 years.
(2)	Represents the number of shares that would be issued at the target level of payout, which is not necessarily indicative of the amount of any actual future payout.
(3)

Represents the number of shares remaining available for future grant where outstanding performance-based awards are accounted for at target performance levels, which is not necessarily indicative of the amount of any actual future payout.

(4)	No further grants have been or will be made under this plan since the adoption of the 2003 Long-Term Compensation Plan in 2003.
(5)	No further grants have been or will be made under this plan since the adoption of the 2010 Long-Term Compensation Plan in 2010.
(6)	No further grants will be made under this plan if shareholders adopt the 2017 Long-Term Compensation Plan.

General Description of the Plan

Key features of the Plan include the following:

•	The Plan provides for the following types of awards to our current and former employees and non-employee members of our Board of Directors:

•	options to purchase shares of our common stock,

•	stock appreciation rights (“SARs”),

•	stock awards,

•	performance units;

•	performance shares; and

•	substitute awards.

•

The aggregate number of shares of common stock authorized under the Plan is 9,000,000 plus up to 6,176,879 shares subject to outstanding awards granted under the prior plans (described in further detail below under “Shares of Common Stock Available”), up to an aggregate pool of no more than 15,176,879;

•

The Plan would provide the flexibility to grant performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. In order to qualify certain awards granted to our executive officers under the Plan as performance-based compensation for purposes of Section 162(m), we are seeking shareholder approval of a number of specified performance goals under the Plan;

•	The Plan is administered by the Committee, which is comprised solely of independent directors;

•	No participant may receive options or stock appreciation rights for more than 1,500,000 shares in any twelve-month period;

•	No participant may receive grants of full value awards which are subject to performance goals for more than 750,000 shares of common stock during any twelve-month period;

•	No participant may receive a grant of performance units during any fiscal year with a maximum cash payout in excess of $10,000,000;

•	The aggregate grant date fair market value of awards granted to nonemployee directors may not exceed $500,000 during any twelve-month period;

•	The aggregate number of shares of common stock subject to awards of incentive stock options may not exceed 9,000,000;

•	The exercise price of options or stock appreciation rights may not be less than the fair market value of the common stock on the date of grant;

•	Options may not be repriced after the date of grant without shareholder approval, except as provided in the Plan for stock splits, recapitalization and similar events;

•

Any award granted generally may not vest earlier than the first anniversary of the date the award is granted, except for awards granted with respect to 5% of the total authorized shares under the Plan;

•

Upon a change of control of Kohl’s where awards are assumed, a “double trigger” provision in the Plan allows accelerated vesting of options, stock appreciation rights, and full value awards only upon the participant’s involuntary termination of employment; and

•

The Plan includes “clawback” provisions that allow the Committee to terminate outstanding awards, and in some circumstances recover awards that have already been paid, to participants who are found to have engaged in fraudulent or dishonest behavior, or which are subject to any recoupment policy that Kohl’s may implement from time to time.

Administration

The Board of Directors has delegated administration of the Plan to the Committee, which is comprised solely of independent directors. The Committee has final authority, subject to the express provisions of the Plan, to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operations and administration of the Plan; (c) select persons to receive awards under the Plan; (d) determine the form of awards and the number of shares or other units subject to awards, (e) determine the terms, conditions, restrictions and/or limitations, if any, of awards, including the time and conditions of exercise or vesting, (f) determine the performance goals, if any, which will be applicable to awards, (g) grant waivers of Plan terms, conditions, restrictions, and limitations as deemed appropriate, (h) accelerate the vesting, exercise, or payment of awards or the performance period of awards when such action or actions would be in the best interest of Kohl’s, and (i) take any and all other action the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee, in its discretion, may delegate its authority and duties under the Plan to our chief executive officer and/or to other senior officers of the Kohl’s; provided, however, only the Committee may select and grant awards to senior officers and directors.

Eligibility

Under the Plan, the Committee may grant awards to employees and nonemployee directors. As of January 28, 2017, we had 133,765 employees and 9 nonemployee directors.

General Terms and Conditions of Awards

Under the Plan, the Committee may grant various forms of incentive awards, including: (i) stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) performance units, (v) performance shares or (vi) substitute awards. The term of the awards may be up to 10 years from the date the award is granted, with the exception of incentive stock options, where the term shall not exceed five years in the case of an award to a holder of greater than ten percent of our common stock. The general terms and conditions of these awards are described below:

Stock options

Stock options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options, which are options that do not qualify as ISOs. Stock options entitle the holder to purchase shares of common stock during a specified period at a purchase price set by the Committee, which must be at least 100% of the fair market value of the common stock on the grant date.

Stock appreciation rights

A stock appreciation right (“SAR”), is the right, denominated in shares of common stock, to receive upon exercise, without payment to Kohl’s, an amount equal to the excess of the fair market value of the common stock on the exercise date over the fair market value of the stock on the grant date. The Committee may grant SARs to participants as either freestanding awards or as awards related to stock options. For SARs related to an option, the terms and conditions of the grant will be substantially the same as the terms and conditions applicable to the related option, and exercise of either the SAR or the option will cause the cancellation of the other. The Committee will determine the terms and conditions applicable to awards of freestanding SARs.

Stock awards

Stock awards may be in the form of shares of common stock, restricted shares of common stock or stock “units”, which are bookkeeping entries representing such shares. Restricted shares of common stock are shares that are transferred by us to a participant and that are subject to a substantial risk of forfeiture and to restrictions on sale or transfer for a period of time. The Committee will determine the amounts, terms, and conditions

(including the attainment of performance goals, restrictions on transfer and continued employment) of any grant of restricted shares or units. The Committee may, in its discretion, grant to the participants to whom restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends. Stock “units” are similar to restricted shares of common stock, except that the shares of stock are not issued to the participant until after the end of the restriction period and any other applicable conditions are satisfied.

Performance units

Performance units are the right to receive a payment based upon the attainment of specified performance criteria, where the value of the performance units shall not be determined by reference to common stock. The Committee will establish the applicable criteria and all other terms applicable to the grant at the time the performance units are awarded. Performance units may be settled in cash and/or shares of common stock at the time of payment.

Performance shares

Performance shares represent the right to receive a payment at a future date based on the value of common stock in accordance with the terms of the grant and upon the attainment of specified performance goals. The Committee shall establish the applicable criteria and all other terms applicable to the grant at the time the performance shares are awarded.

Substitute awards

Substitute awards may be granted in connection with a corporate transaction. Substitute awards are awards that may be granted in replacement of outstanding equity awards from another business held by current and former employees or non-employee directors of, such business that is, or whose stock is, acquired by us. In the event that a company acquired by Kohl’s or with which Kohl’s combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of common stock authorized for grant under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to Kohl’s immediately prior to such acquisition or combination.

Shares of Common Stock Available

The aggregate number of shares of common stock authorized under the Plan shall not exceed the sum of (a) nine million (9,000,000) shares of common stock, plus (b) any unused shares of common stock which were subject to the 6,176,879 outstanding awards as of March 31, 2017 granted under Kohl’s prior equity plans (at the rate such were counted against the share authorization of such Prior Plans, e.g., full value awards counted as 1.5 shares and stock options and stock appreciation rights counted as 1 share against the share authorization of the Kohl’s Corporation 2010 Long-Term Compensation Plan, as amended) to the extent that on or after March 31, 2017 such shares cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of common stock), including, but not limited to, shares that were delivered to or withheld by us to pay the exercise price of a stock option or the withholding taxes related to any award, up to a total aggregate amount no more than 15,176,879 shares of common stock. Awards under the Plan shall reduce the total number of shares of common stock available for grant by one (1) share of common stock for every one (1) share of common stock that was subject to an award granted under the Plan.

As of March 31, 2017, 5,529,564 shares were authorized and available for grant under the prior shareholder-approved equity compensation plans (the “Prior Plans”). Between March 31, 2017 and the date of our Annual Meeting of Shareholders, we do not expect to grant more than 25,000 shares under the Prior Plans. If the Plan is approved by the shareholders, no awards of any type may be granted pursuant to Kohl’s Prior Plans.

Any shares related to awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards pursuant to which shares of common stock may not be issued, are not counted against shares available under the Plan. Shares of common stock subject to an award under the Plan which were (i) subject to a stock option or a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock option or stock appreciation right; or (ii) delivered to or withheld by Kohl’s to pay the exercise price of a stock option or the withholding taxes related to any award are not counted against shares available under the Plan. Finally, substitute awards do not reduce the shares of common stock authorized for grant under the Plan.

If there is any change in our outstanding common stock by reason of any extraordinary transaction such as a reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to shareholders of common stock other than regular cash dividends, the number of shares available for awards, the shares subject to any award and the option prices or exercise prices of awards will be automatically adjusted. In the event of other changes in our capital structure, the Committee will make appropriate adjustments in the maximum number of shares of common stock which may be issued under the Plan and any adjustments and/or modifications to outstanding awards as it deems appropriate.

Material Terms of the Performance Goals

Section 162(m) of the Internal Revenue Code generally does not allow a publicly held company to obtain a tax deduction for compensation of more than $1 million paid in any year to its chief executive officer or any one of its other three highest-paid executive officers (other than the chief financial officer) unless such payments are “performance-based” as defined in that section. One of the requirements for compensation to be “performance-based” under Section 162(m) is that we must obtain shareholder approval of the material terms of the performance goals for such compensation. The material terms which the shareholders approve constitute the framework within which the actual performance goals are set by the Committee.

Accordingly, to enable us to receive tax deductions for compensation earned by our chief executive officer and executive officers under awards made from the Plan that are subject to performance goals, the Board of Directors is requesting shareholder approval of the material terms of the performance goals for those types of awards.

The performance goals we are requesting the shareholders to approve for awards granted under the Plan include the following business criteria:

•	total sales levels;

•	comparable store sales levels;

•	net income;

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	net operating profit;

•	earnings per share;

•	gross or operating margins;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	productivity ratios;

•	expense or expense rate targets;

•	working capital targets or change in working capital;

•	economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	inventory metrics;

•	market share gains;

•	shareholder return;

•	shareholder value;

•	attraction, retention and satisfaction of employees;

•	customer satisfaction survey scores;

•	total shareholder value; and

•	fair market value of the common stock.

The performance goals based on these business criteria may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, may be valued on a growth or fixed basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee at the time an award is granted.

If approved by our shareholders, this proposal would not limit our right to award or pay other forms of awards under the Plan to our executive officers that are not performance-based, including, without limitation, restricted stock and restricted stock units that vest based upon the continued employment of a participant.

Minimum Vesting

Other than awards granted with respect to five percent (5%) of the total authorized shares under the Plan, any award granted generally may not vest earlier than the first anniversary of the date the award is granted.

Dividends and Dividend Equivalents

With respect to full value awards, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the award’s payment, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents will be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. Provided, however, all dividends or dividend equivalents payable with respect to any award will be credited as additional shares of common stock subject to such award and accrue additional dividend equivalents, and will vest and be paid to the participant only if and when, and to the extent that, such award vests and/or is paid.

Effect of Change of Control

Unless the Committee or the Board of Directors specifies otherwise prior to the change of control of Kohl’s (as defined in the Plan), and assuming the assumption of awards by a successor, a participant who is involuntarily terminated by Kohl’s or its successor without cause or who terminates his or her employment for “Good Reason” (as defined in the Plan) within six months before or twelve months following a change of control shall have the ability to exercise any options or stock appreciation rights previously granted to the participant under the Plan (whether or not then vested) in full until the earlier of the award’s original expiration term or a date two years following the termination of employment. In addition, upon any such termination, all unvested portions of full value awards (other than awards subject to performance-based vesting criteria) will immediately vest. In the event outstanding awards are not assumed by a successor, participants will be entitled to accelerated vesting and continued exercisability as if the awards had been assumed and the participant’s employment had been involuntarily terminated as of the date of the change in control.

With respect to awards subject to performance-based vesting criteria, unless the Committee or the Board of Directors specifies otherwise prior to the change of control, upon the occurrence of the change of control each participant will be deemed to have satisfied any performance-based vesting criteria at the target level, and following the change of control any such award will continue to vest based on the time-based vesting criteria, if any, to which the award is subject and will be treated for all purposes (including accelerated vesting upon an involuntary termination as described above) as if such award had only been subject to such time-based vesting criteria.

Suspension or Termination of Awards; Clawback Provisions

If at any time the Committee determines a participant’s employment has been validly terminated for certain reasons or has engaged in dishonest or unethical behavior constituting “Acts of Misconduct” (as defined in the Plan), then except as otherwise provided by the Committee, the participant will not be permitted to exercise any rights under any outstanding awards or otherwise receive payment of any awards. For any awards subject to performance goals which have previously vested, been paid or were exercised by the participant, if such performance goals would not have been achieved but for the participant’s Act of Misconduct, we will be entitled to recover some or all of the value of any such previously paid, vested or exercised awards.

Other provisions with respect to Acts of Misconduct may be included in any awards as deemed appropriate by the Committee from time to time. Such provisions may allow us to recover some or all of the value of any previously paid Awards from a participant if it is determined that the participant has engaged in such behavior.

In addition, we will have the right to require any participant to forfeit and return any award made to the participant pursuant to the Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by Kohl’s, as such policy is amended from time to time.

Amendments

Except where shareholder approval is required by law, the Plan may be suspended or terminated by the Board of Directors or the Committee at any time, but the termination or suspension shall not, without the consent of a participant, adversely affect the rights of such participant under an outstanding Award. The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid award, whether earned or unearned, including awards earned but not yet paid, or substitute another award of the same or different type, to the extent it deems appropriate; provided, however, that any amendment to (but not termination of) an outstanding award which, in the opinion of the Committee, is materially adverse to the participant, or any amendment or termination which, in the opinion of the Committee, may subject the participant to liability under Section 16 of the Exchange Act, will require the participant’s consent. The exercise price of a stock option shall not be reduced by the Committee without the consent of our shareholders, other than in the event of changes in our capital structure, as set forth above.

Certain Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Non-qualified Options

The grant of a non-qualified option will have no federal income tax consequences to us or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and we will ordinarily be entitled to a deduction for such amount. The holder of shares acquired upon exercise of a non-qualified option will, upon a subsequent disposition of such shares, generally recognize a short-term or long term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs

Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of any ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to us for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) we will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

SARs

The grant of a SAR will have no federal income tax consequences to us or to a participant. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any of our common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

Stock Awards

The grant of restricted shares is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restriction lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. We or one of our subsidiaries will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will equal the amount of ordinary income recognized by the participant.

Performance Units and Performance Shares

A participant will not be deemed to have received taxable income upon the grant of performance units or performance shares. Upon distribution of cash or common stock in respect of the performance units or performance shares, a participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant or the amount of cash received. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. Upon the distribution of such shares of common stock or cash, we or one of our subsidiaries will generally be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant.

Section 162(m) of the Code

Under Section 162(m), we may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to our chief executive officer or any one of our other three highest-paid executive officers (other than the chief financial officer). However, certain “performance-based compensation,” the material terms of which are disclosed to and approved by our shareholders, is not subject to this deduction limitation.

While approval of the Plan by shareholders will enable us to grant awards that qualify as “performance base compensation” under Section 162(m), we believe that it is in our best interest and the interests of our shareholders to maintain the flexibility also to grant awards that do not qualify as “performance-based compensation” as determined in the discretion of the Committee.

Section 280G of the Code

Under certain circumstances, accelerated vesting, exercise or payment of awards under the Plan in connection with a “change in control” of Kohl’s might be deemed an “excess parachute payment” for purposes of the golden parachute payment provisions of Section 280G of the Code. To the extent that it is so considered, the participant holding the award would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and we would be denied a tax deduction for the amount of the excess parachute payment.

New Plan Benefits

We cannot determine (except as indicated in the table below) the number of shares or dollar amounts of Awards that will be granted under the 2017 Plan to the NEOs, employees, or nonemployee directors. Under the terms of the 2017 Plan, the amount of awards to be granted is within the discretion of the Committee. Accordingly, for illustrative purposes we have provided below a table of the aggregate number of awards granted under the 2010 Plan to each of the NEOs and certain groups of participants during fiscal year 2016.

Name and Position or Group	2016 Options	2016 Restricted Shares	2016 Performance Shares (at target payout)
Kevin Mansell
Chairman, Chief Executive Officer and President	—	51,293	76,743
Michelle Gass
Chief Merchandising and Customer Officer	—	14,960	22,383
Sona Chawla
Chief Operating Officer	—	14,960	22,383
Wesley McDonald
Chief Financial Officer	—	14,960	22,383
Richard Schepp
Chief Administrative Officer	—	14,960	22,383
Executive Officers as a Group	—	111,133	166,275
Non-Employee Directors as a Group	—	28,154
Non-Executive Officer Employees as a Group	—	889,106	118,629

Equity Compensation Plan Information

The following table sets forth information as of January 28, 2017 about shares of common stock outstanding and available for issuance under our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,350,312	$53.29	7,292,402
Equity compensation plans not approved by security holders(1)	—	—	—
Total	2,350,312	$53.29	7,292,402

(1) All of our existing equity compensation plans have been approved by shareholders.

As of March 31, 2017, we had 2,127,350 stock options outstanding with a weighted average exercise price of $51.94 and a weighted average remaining term of 1.6 years, 3,188,189 restricted shares, 861,340 shares for performance awards based on target level of payment, and 5,529,564 shares remaining available for grant under the Prior Plans, which will not be available for grant under such plans if the 2017 Plan is approved by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2017 LONG-TERM COMPENSATION PLAN.

ITEM SIX

SHAREHOLDER PROPOSAL: INDEPENDENT CHAIR

The following shareholder proposal was submitted by The Humane Society of the United States, 2100 L Street NW, Washington, DC 20037 (the “Proponent”). The Proponent claims to beneficially own at least $2,000 in market value of Kohl’s stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

RESOLVED, that shareholders ask that Kohl’s adopt a policy, and amend other governing documents as necessary, to require that the Board’s Chair be an independent director, as defined by NYSE. This independence requirement shall apply prospectively, so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent Chair if a current Chair ceases to be independent between annual shareholder meetings.

SUPPORTING STATEMENT:

Kohl’s CEO serves as the company’s Board Chair. In 2013, Kohl’s shareholders voted on a similar proposal also asking for an independent Board Chair policy: of the votes cast “For” and “Against” that proposal, a majority — 51.4 percent — were case in favor of a policy requiring an independent chair.

Kohl’s does now state that once its current CEO/Chairman retires or ceases being Chairman, it “intends” to appoint a Chair who hasn’t previously served as an executive, “whenever possible” — a laudable step, though still not the independence requirement shareholders voted for.

This concept of a Board Chair independence requirement is based on the following logic:

1.	The role of management, including the CEO, is to run the company; and

2.	the Board’s role is to provide independent oversight of management, including of the CEO; therefore

3.	there is a potential conflict of interest and lack of checks and balances when a CEO is his or her own overseer while simultaneously managing the business.

As Intel’s former chair Andrew Grove asks, “Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

Increasingly, board members seem to agree. According to a Sullivan & Cromwell survey of 400 Board members, approximately 70% of respondents believe the head of management should not currently Chair the Board.

Indeed, this is a growing issue: in 2012, 44% of all S&P 500 companies had Boards not chaired by their CEO.

An independent Board Chair has also been found to improve financial performance. A 2012 GMI Ratings report, titled The Costs of a Combined Chair/CEO, found that companies with a separate CEO and Chair provide investors with five-year shareholder returns nearly 28% higher than those of companies helmed by a party of one.

It makes sense, then, that numerous institutions support separation, including CalPERS (America’s largest public pension fund) and Institutional Shareholder Services (ISS). Additionally, The Council of Institutional Investors, whose members invest over $3 trillion, states that a “board should be chaired by an independent director.”

Ensuring the Board Chair position is held by an independent director — rather than accepting Kohl’s “intention” to appoint an independent director “whenever possible” at some undetermined future time — would benefit Kohl’s and its shareholders, and we encourage shareholders to vote FOR this proposal.

STATEMENT OF THE BOARD OF DIRECTORS IN

OPPOSITION TO THIS SHAREHOLDER PROPOSAL

The Board unanimously recommends that you vote AGAINST this proposal because:

•	The Board has already amended Kohl’s Corporate Governance Guidelines to provide for an independent chair leadership structure;

•	The Company previously sought feedback and considered the views of our shareholders in adopting this policy; and

•	The Company’s approach strikes the right balance to transition to a new Board leadership structure.

In 2013, recognizing shareholder sentiment as expressed in a vote on a similar shareholder proposal, Kohl’s updated its Corporate Governance Guidelines to express Kohl’s future intent to appoint a Chairman that has not previously served as an executive officer of Kohl’s. To remove any confusion, Kohl’s subsequently further modified its Corporate Governance Guidelines to expressly state that, when appointing the next Chairman, Kohl’s will appoint an independent director as Chairman. Specifically, Kohl’s Corporate Governance Guidelines provide:

Recognizing shareholder sentiment as expressed in a vote on a shareholder proposal brought before the Company’s 2013 Annual Meeting of Shareholders, the Board will appoint an independent director as Chairman whenever possible. The foregoing shall apply with respect to the appointment of any Chairman, but shall not apply: (i) until such time as Mr. Mansell retires or otherwise ceases to serve as Chairman of the Board; (ii) if no independent director is available and willing to serve as Chairman; (iii) if such an appointment would violate any pre-existing contractual obligation of the Company; or (iv) to the extent the then-current members of the Board determine that such an appointment would not be consistent with the Board’s fiduciary obligations to the Company’s shareholders. If any future independent Chairman ceases to be independent, the Governance and Nominating Committee shall convene to review and make a recommendation in accordance with these guidelines for the full Board’s consideration. In accordance with its fiduciary duties, the Board will periodically make a determination as to the appropriateness of its policies in connection with the recruitment and succession of the Chairman and Chief Executive Officer.

In addition to reflecting the wishes of Kohl’s shareholders as expressed in the text of the independent chair shareholder proposal voted on in 2013, as well as the many subsequent discussions with Kohl’s largest shareholders at that time, this approach strikes the right balance and transition to a new Board leadership structure. Even the Proponent’s newest proposal recognizes the need for this independence requirement to apply prospectively, so as not to violate any contractual obligations.

Until an independent chairman is appointed pursuant to Kohl’s Corporate Governance Guidelines, the Board continues to have an Independent Lead Director role with robust oversight and leadership responsibilities. Specifically, our independent Lead Director:

•	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-management directors;

•	serves as liaison between the Chairman and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	is available for consultation and direct communication with major shareholders upon request.

Moreover, we continue to have strong and effective corporate governance practices, policies and procedures to promote effective and independent corporate governance. This includes the fact that all but one of our directors are independent directors, as determined under the standards of the New York Stock Exchange. As such, and after careful consideration, our Board of Directors does not believe that any further action is necessary or appropriate at this time.

FOR THE ABOVE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2016 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS POSTED ON OUR CORPORATE WEBSITE AT https://corporate.kohls.com. A HARD COPY WILL BE SENT TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO OUR SECRETARY AT N56 W17000 RIDGEWOOD DRIVE, MENOMONEE FALLS, WISCONSIN 53051. EXHIBITS TO THE FORM 10-K WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.

By Order of the Board of Directors

Jason J. Kelroy,
Secretary

Menomonee Falls, Wisconsin

March 31, 2017

ANNEX A

KOHL’S CORPORATION

2017 LONG-TERM COMPENSATION PLAN

1.	Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity- and cash-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2.	Definitions

2.1. “Act of Misconduct” shall have the meaning set forth in Paragraph 24 below.

2.2 “Award” means any form of Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.3. “Award Agreement” means either:

(a)	a written agreement between the Company and a Participant; or

(b)	a written or electronic statement issued by the Company to a Participant,

establishing the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee may provide for the use of electronic, internet, intranet or other non-paper Award Agreement, and the use of electronic, internet, intranet or other non-paper means for the acceptance of Awards and other desired or required actions by a Participant.

2.4. “Board” means the Board of Directors of the Company;

2.5. “Change of Control” has the meaning set forth in Paragraph 19 below.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded, Rule 16b-3 of the Exchange Act and Code Section 162(m).

2.8. “Common Stock” means $.01 par value common shares of Kohl’s Corporation.

2.9. “Company” means Kohl’s Corporation, a Wisconsin corporation, and any of its direct or indirect subsidiaries.

2.10. “Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days. Notwithstanding the foregoing definition, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Disability”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control.

2.11. “Effective Date” means the date this Plan is duly approved by the Company’s shareholders.

2.12. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.13. “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a share of Common Stock reported on the New York Stock Exchange — Composite Transactions or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, “Fair Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange — Composite Transactions. In the event shares of Common Stock are not publicly traded at the time a determination of their value is required to made hereunder, the determination of their “Fair Market Value” shall be made by the Committee in such manner as it deems appropriate.

2.14. “Full Value Awards” mean Awards that are not Stock Options or Stock Appreciation Rights and are settled by the issuance of Common Stock.

2.15. “Nonemployee Director” means a member of the Board of Directors who is not a current employee of the Company.

2.16. “Participant” means a current or former employee of the Company or a Nonemployee Director chosen by the Committee to receive an Award under this Plan.

2.17. “Performance Goal” has the meaning set forth in Paragraph 13 below.

2.18. “Performance Share” means an award granted pursuant to Paragraph 12 hereof.

2.19. “Performance Unit” means an award granted pursuant to Paragraph 11 hereof.

2.20. “Plan” means this Kohl’s Corporation 2017 Long-Term Compensation Plan, as amended from time to time.

2.21. “Prior Plans” means the Kohl’s Corporation 2010 Long-Term Compensation Plan, as amended, the Kohl’s Corporation 2003 Long-Term Compensation Plan, as amended, the Kohl’s Corporation 1997 Stock Option Plan for Outside Directors, and the Kohl’s Corporation 1994 Long-Term Compensation Plan.

2.22. “Retirement” means a Participant’s voluntary termination of employment other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) employment with the Company for a continuous period of ten (10) years.

2.23. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.24. “Stock Appreciation Right” or “SAR” means a stock appreciation right Award granted pursuant to Paragraph 9 below.

2.25. “Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.26. “Stock Option” means a stock option Award granted pursuant to Paragraph 8 below.

2.27. “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of the property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of a Stock Option or SAR.

2.28. “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, Performance Units, and Performance Shares which are expressed in terms of Units of Common Stock.

3.	Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to:

(a) interpret the Plan;

(b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan;

(c) select Participants to receive Awards under the Plan;

(d) determine the form of an Award, whether a Stock Option, Stock Appreciation Right, Stock Award, Performance Unit, Performance Share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement;

(e) determine whether Awards will be granted singly, in combination or in tandem;

(f) determine the Performance Goals, if any, which will be applicable to the Award;

(g) grant waivers of Plan terms, conditions, restrictions, and limitations;

(h) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and

(i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

Subject to Paragraph 24, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4.	Eligibility

Any current or former employee or Nonemployee Director of the Company chosen by the Committee shall be eligible to receive an Award.

5.	Awards Available

(a) Aggregate Limit. Subject to adjustment as provided in Paragraph 21 hereof, the aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed the sum of (a) nine million (9,000,000) shares of Common Stock, plus (b) any shares of Common Stock subject to the 6,176,879 outstanding awards as of March 31, 2017 under the Prior Plans (at the rate such were counted against the share authorization of such Prior Plans, e.g., Full Value Awards counted as 1.5 shares and Stock Options and Stock Appreciation Rights counted as 1 share against the share authorization of the Kohl’s Corporation 2010 Long-Term Compensation Plan, as amended) that on or after March 31, 2017 cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock), including, but not limited to, shares that were delivered to or withheld by the Company to pay the exercise price of a Stock Option or the withholding taxes related to any Award, up to a total aggregate maximum of 15,176,879 shares of Common Stock. Awards under the Plan shall reduce the total number of shares of Common Stock available for grant by one (1) share of Common Stock for every one (1) share of Common Stock that was subject to an Award granted under the Plan. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plans but awards granted pursuant to the Prior Plans prior to the Effective Date shall continue to be effective in accordance with their terms.

Notwithstanding the foregoing, for the avoidance of doubt, Awards that are to be or are actually settled with cash shall not count against the shares of Common Stock available for grant under this Paragraph 5(a).

Shares of Common Stock issued under this Plan may be treasury shares or authorized but unissued shares, or a combination of the two.

(b)	Award Limits. In no event:

(i)	shall any Participant be eligible to receive grants of Stock Options or SARs for more than 1,500,000 shares during any twelve-month period (subject to adjustment as provided in Paragraph 21 hereof);

(ii)	shall any one Participant be eligible to receive grants of Full Value Awards which are subject to Performance Goals for more than 750,000 shares of Common Stock during any twelve-month period (subject to adjustment as provided in Paragraph 21 hereof);

(iii)	shall any one Participant be eligible to receive grants of an aggregate amount of Awards of Performance Units during any fiscal year with a maximum cash payout in excess of $10,000,000;

(iv)	shall the aggregate grant date Fair Market Value of Awards granted to a Nonemployee Director exceed $500,000 during any twelve-month period; and

(v)	shall the aggregate number of shares of Common Stock subject to Awards of incentive stock options within the meaning of Section 422 of the Code exceed nine million (9,000,000) (subject to adjustment as provided in Paragraph 21 hereof).

(c) Re-granting Shares. Notwithstanding anything herein to the contrary, any shares related to Awards granted under the Plan which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards pursuant to which shares of Common Stock may not be issued, shall be available again for grant under this Plan. Shares of Common Stock subject to an Award under the Plan may again be made available for issuance under this Plan if such shares:

(i)	were subject to a Stock Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Option or Stock Appreciation Right; or

(ii)	were delivered to or withheld by the Company to pay the exercise price of a Stock Option or the withholding taxes related to any Award.

However, shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares were repurchased on the open market with the proceeds of a Stock Option exercise.

(d) Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company immediately prior to such acquisition or combination.

6.	Term

The Plan shall become effective as of the Effective Date. Awards shall not be granted pursuant to the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to that date shall continue to be effective in accordance with their terms.

7.	Participation, Maximum Term of Awards and Minimum Vesting Periods

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing:

(a)	the term of any Award shall not exceed ten (10) years, with the exception of incentive stock options in the case of a greater than 10% shareholder, where the term shall not exceed five (5) years, and

(b)	Except with respect to a maximum of five percent (5%) of the total share authorization set forth above in Paragraph 5, Awards granted under the Plan on and after the Effective Date shall vest no earlier than the first anniversary of the date the Award is granted. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of any Award as otherwise permitted by the terms of this Plan, including Paragraphs 18 and 19.

8.	Stock Options

(a) Grants. Awards may be granted in the form of Stock Options. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a Stock Option shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a Stock Option shall not be reduced by the Committee other than pursuant to Paragraph 21 hereof, without the consent of the Company’s shareholders.

(c) Restrictions Relating to Incentive Stock Options. Stock Options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of the grant. All or any portion of a Stock Option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d) Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 8 to the contrary, in the case of a Stock Option that is a Substitute Award, the price per share of Common Stock subject to such Stock Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option Award, provided they are not inconsistent with the Plan.

(f) Exercise Payment. At the election of the Committee, upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option.

(g) Substitution of Stock Appreciation Rights. The Committee may provide in an Award Agreement for a Stock Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Stock Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Common Stock for which such substituted Stock Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining term as the substituted Stock Option.

9.	Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of SARs. A SAR may be granted in tandem with all or a portion of a related Stock Option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related Stock Option or any time thereafter during the term of the Stock Option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Fair Market Value of a stated number of shares of Common Stock from the exercise price to the Fair Market Value on the date of exercise. In the case of SARs granted in tandem with Stock Options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related Stock Option to the Fair Market Value on the date of exercise.

(b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related Stock Option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related Stock Option. If a related Stock Option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the Stock Option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related Stock Option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the Fair Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

(d) Substitute Awards. Notwithstanding the foregoing provisions of this Paragraph 9 to the contrary, in the case of a SAR that is a Substitute Award, the price per share of Common Stock subject to such SAR may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares of Common Stock subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10.	Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, Performance Goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.	Performance Units

(a) Grants. Awards may be granted in the form of Performance Units. Performance Units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance Units shall be contingent on the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Where the Committee has determined to qualify an Award of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Committee shall set such Performance Goals on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary to ensure qualification of the Performance Units under Section 162(m) of the Code.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Units, provided they are not inconsistent with the Plan. Performance Units may be settled in cash and/or shares of Common Stock at the time of payment.

12.	Performance Shares

(a) Grants. Awards may be granted in the form of Performance Shares. Performance Shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance Shares shall be contingent upon the attainment during a performance period of certain Performance Goals. The length of the performance period, the Performance Goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Where the Committee has determined to qualify an Award of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee shall set such Performance Goals on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary to ensure qualification of the Performance Shares under Section 162(m) of the Code.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of Performance Shares, provided they are not inconsistent with the Plan.

13.	Performance Goals

Notwithstanding any other provision of this Plan, the Committee may establish performance goals (“Performance Goals”) in connection with the grant of any Award hereunder. Performance Goals established by the Committee may be based upon any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, either individually, alternatively or in any combination, and measured either annually (or such shorter period specified by the Committee or cumulatively over a period of years, on an absolute basis or relative basis, on a per-share basis or against a target, past performance or peer group performance, in each case as specified by the Committee:

•	total sales levels;

•	comparable store sales levels;

•	net income;

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	net operating profit;

•	earnings per share;

•	gross or operating margins;

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	productivity ratios;

•	expense or expense rate targets;

•	working capital targets or change in working capital;

•	economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

•	inventory metrics;

•	market share gains;

•	shareholder return;

•	shareholder value;

•	attraction, retention and satisfaction of employees;

•	customer satisfaction survey scores;

•	total shareholder value; or

•	Fair Market Value of the Common Stock.

Such Performance Goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or the effects of events that are unusual in nature or infrequently occurring, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the Performance Goals. Such Performance Goals shall be set by the Committee so as to comply with the performance-based compensation provisions under Code 162(m), and may be (but need not be) different for each performance period. The Committee may set different goals for different Participants and for different Awards, and Performance Goals may include standards for minimum attainment, target attainment, maximum attainment and any other performance standards deemed appropriate by the Committee. In all cases, however, Performance Goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period but prior to payment of the Award, the Committee shall certify the extent to which the relevant Performance Goals and any other material terms of the Award were in fact satisfied.

14.	Nonemployee Director Awards

Nonemployee Directors may only be granted Awards under the Plan in accordance with this Paragraph 14 and such Awards shall not be subject to management’s discretion. From time to time, the Board shall set the amount(s) and type(s) of equity awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, but which may be based upon the number of committees of the Board on which a Nonemployee Director serves, service of a Nonemployee Director as the chair of a Committee of the Board, service of a Nonemployee Director as Chairman of the Board or as Lead Director, or the first selection or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Paragraph 5 above, the Board shall grant such Awards determined pursuant to this Paragraph 14 to Nonemployee Directors and grant New Nonemployee Director Awards, as it shall from time to time determine.

If a Nonemployee Director subsequently becomes an employee of the Company while remaining a member of the Board, any previously issued Awards held by such individual shall not be affected and shall continue to be effective in accordance with their terms.

15.	Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than Stock Options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

16.	Dividends and Dividend Equivalents

With respect to Full Value Awards, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. Provided, however, all dividends or dividend equivalents payable with respect to any Award shall be credited as additional shares of Common Stock subject to such Award and accrue additional dividend equivalents, and will vest and be paid to the Participant only if and when, and to the extent that, such Award vests and/or is paid.

For any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

17.	Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, Performance Share, Performance Unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

18.	Termination of Service

If a Participant’s employment with the Company or service as a member of the Board terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

19.	Change of Control

(a) Effect of Change of Control upon Certain Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, this Paragraph 19(a) shall govern the treatment upon or following a Change of Control of any Award, the vesting and/or settlement of which is based solely upon continued employment or the passage of time. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control assumes upon and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of the Participant’s employment for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(a) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of this Paragraph 19(a), as applicable. The treatment provided for under this Paragraph 19(a) is as follows:

(i) in the case of a Stock Option or an SAR, the Participant shall have the ability to exercise such Stock Option or SAR, including any portion of the Award not previously exercisable, until the earlier of the expiration of the Stock Option or SAR under its original term and a date that is two years (or such longer post-termination exercisability term as may be specified in the applicable Award Agreement) following such date of termination of employment; and

(ii) in the case of a Full Value Award, the Award shall become fully vested and shall be settled in full.

The Committee may also, through the terms of an Award or otherwise, provide for an absolute or conditional exercise, payment or lapse of conditions or restrictions on an Award as it deems appropriate in connection with any proposed Change of Control.

(b) Effect of Change of Control upon Performance-Based Awards. Unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, an employment agreement, executive compensation agreement or similar agreement prior to a Change of Control event, the treatment of any Award in which the grant, issuance, retention, vesting and/or settlement of such Award is based in whole or in part on achievement of a Performance Goal shall be as specified in this Paragraph 19(b).

In the case of an Award subject to this Paragraph 19(b), upon the occurrence of the Change of Control, the Participant shall be deemed to have satisfied any performance-based vesting criteria at the target level (as determined by the Committee prior to the Change of Control), and following the Change of Control any such Award shall continue to vest based on the time-based vesting criteria, if any, to which the Award is subject. In addition, any Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control assumes and maintains immediately following the Change of Control (which Award shall be adjusted as to the number and kind of shares as may be determined appropriate by the Committee prior to the Change of Control), if there occurs an involuntary termination without cause (as defined in the Award Agreement) of the Participant holding such Award or a voluntary termination of such Participant’s employment for Good Reason within twelve months following the Change of Control or six months prior to the Change of Control, such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable. In the case of an Award subject to this Paragraph 19(b) that the acquiring or surviving company in the Change of Control does not assume upon the Change of Control, immediately prior to the Change of Control such Award shall be treated as provided in clause (i) or (ii) of Paragraph 19(a), as applicable.

(c) Other provisions may be made by the Committee or the Board relating to any Award which the Committee or the Board deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(d)	Definitions.

(i) “Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

(ii) “Good Reason,” unless the Committee or the Board specifies otherwise in the terms of an Award Agreement, means, without the Participant’s consent, (1) a material reduction in the Participant’s base salary as in effect immediately prior to the Change of Control (excluding, however, any made in connection with, and proportionate to, a company-wide pay reduction), (2) a material reduction in the Participant’s position or responsibilities or (3) Participant being required to relocate his or her place of employment from his or her place of employment immediately prior to the relocation (excluding any required relocation within a 50-mile radius of such place of employment).

20.	Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

21.	Adjustment Provisions

In the event of any change in the outstanding Common Stock by reason of any reorganization, recapitalization, merger, consolidation, stock split, stock dividend, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Common Stock other than regular cash dividends or any transaction similar to the foregoing, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3 or Code Section 162(m), be subject to approval of the Company’s shareholders.

22.	Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the maximum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

23.	Suspension or Termination of Awards; Clawback Provisions.

(a)	Effect of Act of Misconduct or Termination for Cause on Awards.

Except as otherwise provided by the Committee, if at any time (including after a notice of exercise has been delivered or an Award has vested) the Committee reasonably determines that a Participant may have committed an Act of Misconduct, the Committee may suspend the Participant’s rights to exercise any Stock Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee determines a Participant has been terminated for Cause or the Participant has committed an Act of Misconduct, then except as otherwise provided by the Committee:

(i)	neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Stock Option whatsoever, vest in or have the restrictions on an Award lapse or Performance Goal satisfied or waived, or otherwise receive payment of an Award;

(ii)	the Participant will forfeit all outstanding Awards;

(iii)	for any Awards subject to Performance Goals which have previously vested, been paid or were exercised by the Participant, if such Performance Goals would not have been determined by the Committee to have been achieved but for the Participant’s Act of Misconduct, the Company shall be entitled to recover some or all of the value of any such previously paid, vested or exercised Awards. In making such determination, the Committee may give the Participant an opportunity to submit written comments, documents, information and arguments to be considered by the Committee.

In addition to the foregoing, other provisions with respect to Acts of Misconduct may be included in any Awards as deemed appropriate by the Committee or the Board from time to time. Such provisions may allow the Company to recover some or all of the value of any previously paid Awards from a Participant if it is determined that the Participant has engaged in certain Acts of Misconduct.

(b)	Definitions.

(i) “Act of Misconduct.” An “Act of Misconduct” shall occur where a Participant has violated “Kohl’s Ethical Standards and Responsibilities” or has committed an act of embezzlement, fraud, dishonesty, disloyalty, nonpayment of any material obligation owed to the Company (other than an obligation related to the Participant’s Kohl’s retail charge account), breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information or breaches any non-competition agreement, induces any Company supplier to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship.

(ii) “Cause.” Except as otherwise provided in a Participant’s Award Agreement, for purposes of this Paragraph 24, “Cause” shall mean termination of employment upon: (1) a Participant’s refusal to perform duties as directed in good faith by the Company’s Chief Executive Officer or the Company officer to whom Participant reports , which failure is not cured within ten (10) calendar days after written notice thereof from the Company’s Chief Executive Officer or Company officer to whom Participant reports, (2) a Participant’s conviction of a crime which substantially relates to the circumstances of his or her position with the Company or which has material adverse effect on the Company, or (3) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company. Notwithstanding the foregoing definition, except as otherwise provided in a Participant’s Award Agreement, if the Participant and Company are parties to any employment agreement, executive compensation agreement or similar agreement containing a different definition of “Cause”, the definition in the employment agreement, executive compensation agreement or similar agreement shall control for purposes of this Paragraph 24.

(c)	Clawback.

In addition to the foregoing, the Company shall have the right to require any Participant to forfeit and return to the Company any Award. made to the Participant pursuant to this Plan (or cash, shares or other property realized therefrom) consistent with any recoupment policy maintained by the Company, as such policy is amended from time to time.

24.	Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Paragraph 19, Stock Options or SARs issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Fair Market Value of a share of Common Stock is lower than the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR or regranted through cancellation, or by lowering the exercise price of a previously granted Stock Option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

25.	Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to:

(a)	the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable;

(b)	the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(c)	the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

26.	No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or to continue as a director of the Company. The Company reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

27.	Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 24. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, Code Section 162(m), any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

28.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

29.	No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of stock in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

KOHL’S CORPORATION

N56 W17000 RIDGEWOOD DRIVE

MENOMONEE FALLS, WI 53051

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    KOHL’S CORPORATION

ITEM 1. Election of Directors The Board of Directors recommends that you vote FOR the following nominees:

		For	Against	Abstain
Nominees:

1a.	Peter Boneparth	☐	☐	☐

1b.	Steven A. Burd	☐	☐	☐

1c.	Kevin Mansell	☐	☐	☐

1d.	Jonas Prising	☐	☐	☐

1e.	John E. Schlifske	☐	☐	☐

1f.	Adrianne Shapira	☐	☐	☐

1g.	Frank V. Sica	☐	☐	☐

1h.	Stephanie A. Streeter	☐	☐	☐

1i.	Nina G. Vaca	☐	☐	☐

1j.	Stephen E. Watson	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Vote on Proposals:		For	Against	Abstain

ITEM 2. Ratify Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm. The Board of Directors Recommends a Vote FOR Item 2.		☐	☐	☐

ITEM 3. Advisory Vote on Approval of Named Executive Officer Compensation. The Board of Directors Recommends a Vote FOR Item 3.		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

ITEM 4. Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Named Executive Officer Compensation. The Board of Directors recommends you vote for ONE YEAR for Item 4.	☐	☐	☐	☐

		For	Against	Abstain

ITEM 5. Approve the Kohl’s Corporation 2017 Long-Term Compensation Plan. The Board of Directors Recommends a Vote FOR Item 5.		☐	☐	☐
ITEM 6. Shareholder Proposal: Independent Chair. The Board of Directors recommends a vote AGAINST Item 6.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

ANNUAL MEETING ADMISSION TICKET

Kohl’s Corporation

Annual Meeting of Shareholders

Wednesday, May 10, 2017

8:00 A.M., Local Time

Kohl’s Innovation Center

W165 N5830 Ridgewood Drive

Menomonee Falls, Wisconsin, 53051

This Admission Ticket will be required to admit you to the meeting

Please write your name and address in the space provided below and present this ticket when you enter

Name:

Address:

City, State and Zip Code:

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

KOHL’S CORPORATION

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint Jason J. Kelroy and Kevin Mansell or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 A.M., Local Time on May 10, 2017 at the auditorium at Kohl’s Innovation Center, W165 N5830 Ridgewood Drive, Menomonee Falls, Wisconsin 53051 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR THE FREUQUENCY OF FUTURE SHAREHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO BE ONE YEAR, FOR APPROVAL OF THE KOHL’S CORPORATION 2017 LONG-TERM COMPENSATION PLAN AND AGAINST THE SHAREHOLDER PROPOSAL ON INDEPENDENT CHAIR. PROPOSALS 1, 2, 3, 4 AND 5 ARE BEING PROPOSED BY KOHL’S CORPORATION AND PROPOSAL 6 IS BEING PROPOSED BY A SHAREHOLDER OF KOHL’S CORPORATION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE